PAGE 1
                                                       Exhibit 4.1


                    TRANSAMERICA CORPORATION
                  EMPLOYEES STOCK SAVINGS PLAN
                  (January 1, 1993 Restatement)


          TRANSAMERICA CORPORATION, having established the Employees Stock Savings Plan, effective May 1, 1964, and amended and restated the Plan on numerous prior occasions, hereby again amends and restates the Plan in its entirety, effective as of January 1, 1993 (except as otherwise specified herein and in Appendix A) as follows:

                            SECTION 1
                           OBJECTIVES

          The Plan was established and is maintained for the benefit of Eligible Employees of Transamerica and its participating Affiliates, in order:

          (1) To afford Eligible Employees the opportunity to acquire a common stock interest in Transamerica Corporation and certain other investments on a continuing basis; and

          (2) To provide Eligible Employees with a means of supplementing their retirement income on a tax-favored basis.

Prior to December 30, 1987, the Plan was intended to qualify as a profit-sharing plan under section 401(a) of the Code that included a qualified cash or deferred arrangement under section 401(k) of the Code. As amended effective December 30, 1987, the Plan is intended to qualify as (a) a stock bonus plan under section 401(a) of the Code that includes a qualified cash or deferred arrangement under section 401(k) of the Code, and (b) an employee stock ownership plan under section 4975(e)(7) of the Code and section 407(d)(6) of ERISA. Accordingly, as amended, the primary purpose of the Plan is to enable Eligible Employees to acquire a common stock interest in Transamerica Corporation, and contributions to the Plan will be invested primarily in Transamerica Common Stock.

          As an employee stock ownership plan, the Plan is also designed to provide a technique of corporate finance to Transamerica Corporation. Accordingly, the Plan may receive loans or other extensions of credit to finance the acquisition of Transamerica Common Stock.

          The Plan shall be treated as an employee stock ownership plan under section 4975(e)(7) of the Code and section 407(d)(6) of ERISA for all purposes, including but not limited to sections 133 and 404(k) of the Code.
PAGE 2


                              SECTION 2
                             DEFINITIONS

          The following words and phrases shall have the following meanings unless a different meaning is plainly required by the context:

          2.1 "Affiliate" shall mean (a) a corporation, trade or business which is, together with any Employer, a member of a controlled group of corporations or an affiliated service group or under common control (within the meaning of section 414(b), (c) or (m) of the Code), but only for the period during which such other entity is so affiliated with any Employer; and (b) any other entity required to be aggregated with any Employer pursuant to regulations under section 414(o) of the Code.

          2.2 "After-Tax Contributions" shall mean (a) all amounts contributed under the Plan by an Active Participant on an after-tax basis prior to 1987, and (b) any employee after-tax contributions included in account balances transferred to this Plan in a trust-to-trust transfer of assets and liabilities pursuant to Section 12.5.1(a) in connection with a corporate acquisition.

          2.3 "Board of Directors" shall mean the Board of Directors of Transamerica, as from time to time constituted.

          2.4 "Break in Service" shall mean as to any Employee a Computation Period for which the Employee is credited with not more than 500 Hours of Service, and shall be deemed incurred on the last day of such Computation Period. Solely for purposes of determining whether a Break in Service has been incurred, in the case of an Employee or former Employee who is absent from active employment with an Employer or Affiliate for any period,

          (a) by reason of her pregnancy or the birth of his or her child,

          (b) by reason of the placement of a child with the Employee or former Employee in connection with his or her adoption of such child, or

          (c) for purposes of caring for any such child for a period beginning immediately following such birth or placement,

"Hour of Service" shall mean each hour which is not credited as an Hour of Service under Section 2.20 (because the Employee or former Employee is not paid or entitled to payment therefor) but which would otherwise normally have been credited to such individual (but for such absence) under Section 2.20.1. In any case in which an Employer or Affiliate is unable to determine the number of hours which would otherwise normally have been credited to the Employee or former PAGE 3


Employee (but for such absence), such individual shall be credited with eight (8) Hours of Service for each day of such absence. Notwithstanding the foregoing, (1) Hours of Service shall be credited under this Section 2.4 only in the case of an absence which commences after 1984, (2) no more than 501 Hours of Service shall be credited under this Section 2.4 to any individual on account of any single pregnancy, birth or placement, and (3) the hours described in this
Section 2.4 shall be treated as Hours of Service (A) only for the Computation Period in which the absence from active employment begins, if the Employee or former Employee would thereby be prevented from incurring a Break in Service in such Computation Period, or
(B) in any other case, for the next following Computation Period.

          2.5 "Cash Reserve" shall mean Transamerica Cash Reserve, Inc., a regulated investment company (within the meaning of section 851(a) of the Code) incorporated in Maryland on January 17, 1980, the custodian for which is a bank (within the meaning of section 401(d)(1) of the Code).

          2.6 "Code" shall mean the Internal Revenue Code of 1986, as amended. Reference to a specific section of the Code shall include such section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.

          2.7 "Committee" shall mean the administrative committee appointed by the Chief Executive Officer of Transamerica and charged with the general administration of the Plan pursuant to Section 11. Notwithstanding the foregoing, to the extent necessary to ensure that transactions involving the Plan shall be exempt from the provisions of section 16 of the Securities Exchange Act of 1934, for purposes of those Plan provisions authorizing the Committee to exercise discretion with regard to the selection of any officer of the Company to whose Account shares of Transamerica Common Stock may be allocated, or the determination of the number, or maximum number, of shares which may be so allocated, "Committee" shall mean the Management Development and Compensation Committee of the Board of Directors.

          2.8 "Computation Period" shall mean for each (a) Employee, each period of 12 consecutive months beginning on his or her Date of Hire and each anniversary of that Date; and (b) Rehired Employee who is rehired after incurring a one-year Break in Service, each period of 12 consecutive months beginning on his or her Date of Rehire and each anniversary of that Date.

          2.9 "Date of Hire" shall mean the first date on which an Employee completes an Hour of Service under Section 2.20.1.

          2.10 "Date of Rehire" shall mean the first date on which a Rehired Employee completes an Hour of Service under Section 2.20.1. PAGE 4


          2.11 "Disability" shall mean or refer to a disability which (a) the Committee has found would qualify an Employee (upon the expiration of any applicable waiting period) for the payment of benefits under his or her Employer's long-term disability income plan, and (b) shall be deemed incurred on the first anniversary of the last day on which the Employee completed an Hour of Service (as defined in Section 2.20.1). The Committee may (in its discretion) waive or reduce the one-year waiting period described in clause (b) if it determines that the disability is of such severity that it is highly probable to last more than one year.

          2.12 "Disqualified Person" shall mean a person who is a disqualified person (within the meaning of section 4975(e)(2) of the Code).

          2.13  "Divested Participant" shall mean an individual who
(a) is employed by an entity or division that, before such entity or division was divested by Transamerica, was an Employer (or a division of an Employer), and (b) has not had a separation from service (within the meaning of section 401(k)(2) of the Code) with respect to the Plan.

          2.14 "Eligible Employee" shall mean every Employee of an Employer, except one who is included in any of the following classes of Employees which are not eligible to become Participants:

          (a) Employees whose contracts of employment exclude them from participating in the Plan,

          (b) Hourly-paid Employees (unless the Committee designates an Employer's hourly-paid Employees as Eligible Employees under the Plan),

          (c) Employees who are members of a collective bargaining unit and who are covered by a collective bargaining agreement which does not specifically provide for their coverage under the Plan,

          (d) Employees who are employed at a division or facility of an Employer which is specifically excluded from coverage by resolution of the Employer's board of directors,

          (e)  Employees who are paid on a non-United States payroll,

          (f)  Leased Employees, and

          (g)  Inactive Employees.

          2.15 "Employee" shall mean an individual who is any one of the following:
PAGE 5

          (a) employed by one of the Employers and/or Affiliates as a common-law employee,

          (b)  a Leased Employee, or

          (c)  an Inactive Employee,

provided, however, that if Leased Employees constitute less than twenty percent of the Employers' and Affiliates' non-highly-compensated work force (within the meaning of section 414(n)(5)(C)(ii) of the Code), the term "Employee" shall not include those Leased Employees who are covered by a plan described in section 414(n)(5) of the Code.

          2.16 "Employers" shall mean Transamerica and the participating Affiliates of Transamerica. At such times and under such conditions as Transamerica may direct, one or more other
Affiliates may become participating Affiliates or a participating
Affiliate may be withdrawn from the Plan.

          2.17 "Employer Contributions" shall mean the amounts contributed under the Plan by the Employers, other than as Pre-Tax Contributions, in accordance with Section 4.6.

          2.18 "ERISA" shall mean the Employee Retirement Income Security Act of 1974, as amended. Reference to a specific section of ERISA shall include such section, any valid regulation promulgated thereunder, and any comparable provision of any future legislation amending, supplementing or superseding such section.

          2.19 "Highly Compensated Employee" shall mean any Employee who performs services for an Employer or Affiliate during the Determination Year and who:

          (a) During the Look-Back Year (1) was a 5 percent owner (within the meaning of section 414(q)(3) of the Code) (a "5% Owner"), (2) received Compensation in excess of $75,000 (as adjusted pursuant to sections 414(q)(1) and 415(d) of the Code),
     (3) received Compensation in excess of $50,000 (as adjusted pursuant to sections 414(q)(1) and 415(d) of the Code) and was a member of the Top-Paid Group for such Year, or (4) was an officer of an Employer or Affiliate and received Compensation for such Year that is greater than 50% of the dollar limitation in effect under section 415(b)(1)(A) and (d) of the Code or, if no officer has Compensation in excess of that threshold for such Year, the highest paid officer for such Year;

          (b) (1) Would be described in clause (2), (3) or (4) of paragraph (a) above if the term "Determination Year" were substituted for the term "Look-Back Year" and (2) is one of the 100 Employees who received the most Compensation during the Determination Year; or
PAGE 6


          (c)  Is a 5% Owner at any time during the Determination
     Year.

          (d) Subject to the satisfaction of such conditions as may be prescribed under section 414(q)(12)(B)(ii) of the Code, Transamerica may elect for any Plan Year to apply paragraph (a)(2) above by substituting "$50,000" for "$75,000" and not to apply paragraph (a)(3) above.
          (e) If an Employee is, at any time during a Determination or Look-Back Year, a spouse, lineal ascendant or descendant, or spouse of a lineal ascendant or descendant (a "Family Member") of either (1) a 5% Owner who is an active or former Employee or
     (2) a Highly Compensated Employee who is one of the ten most highly compensated Employees ranked on the basis of Compensation paid for such Year (a "Family Employee"), then for such Year the Family Member and the Family Employee shall be aggregated and treated as one Employee receiving Compensation and contributions under the Plan, and making Pre-Tax Contributions under the Plan, equal to the sum of such Compensation and contributions received by, and Pre-Tax Contributions made by, the Family Member and the Family Employee.

          (f)  The determination of who is a Highly Compensated
     Employee, including the determinations of the number and identity of Employees in the Top-Paid Group, the top 100
     Employees and the number of Employees treated as officers, shall be made in accordance with section 414(q) of the Code.

          (g)  For purposes of this Section 2.19,

               (1) "Determination Year" means the Plan Year for which the determination is being made;

               (2) "Look-Back Year" means the Plan Year immediately preceding the Determination Year;

               (3) "Compensation" means compensation within the meaning of section 415(c)(3) of the Code and Treasury Regulation section 1.415-2(d)(11)(i) plus elective or salary reduction contributions to a cafeteria plan, cash or deferred arrangement or tax-sheltered annuity;

               (4) no more than 50 Employees (or, if lesser, the greater of 3 Employees or 10% of the Employees of all Employers and Affiliates) shall be treated as officers;

               (5) "Top-Paid Group" means the group which consists of the top 20% of the Employees of all Employers and Affiliates ranked on the basis of Compensation received during the year. For purposes of determining the number of
PAGE 7

          Employees in the Top-Paid Group, Employees described in Code section 414(q)(8) and Q & A 9(b) of Treasury
          Regulation section 1.414(q)-1T are excluded;

               (6) A former Employee who had a Separation Year prior to the Determination Year and who was an active Highly Compensated Employee for either (i) such Employee's Separation Year, or (ii) any Determination Year ending on or after the Employee's 55th birthday, shall be treated as a Highly Compensated Employee; provided, however, that a former Employee who separated from service before January 1, 1987 shall be treated as a Highly Compensated Employee only if the Employee was a 5% Owner or received Compensation in excess of $50,000 during (A) the Employee's Separation Year (or the year preceding such Separation
          Year), or (B) any year ending on or after such Employee's 55th birthday (or the last year ending before such Employee's 55th birthday); and

               (7)  "Separation Year" generally means the
          Determination Year in which an Employee separates from service with all Employers and Affiliates. An Employee's Separation Year shall be determined in accordance with Q & A 5 of Treasury Regulation section 1.414(q)-1T.

          2.20 "Hour of Service" shall mean any hour described in Sections 2.20.1 through 2.20.4, subject to the provisions of Sections 2.4, 2.20.5 and 2.20.6.

               2.20.1 Paid Hours Worked. Each hour for which an Employee is directly or indirectly paid or entitled to payment by an Employer or Affiliate for the performance of duties shall be credited to the Employee for the Computation Period in which the duties are performed.

               2.20.2 Other Paid Hours. Each hour for which an Employee is directly or indirectly paid or entitled to payment by an Employer or Affiliate for a period of time for reasons (such as vacation, sickness or disability) other than for the performance of duties, to the extent that such period is not included in a Leave of Absence, shall be credited, up to a maximum of 501 Hours of Service with respect to any single continuous period, to the Employee in accordance with 29 C.F.R. Section 2530.200b-2(b) and (c), which regulation is incorporated in the Plan by this reference.

               2.20.3 Back Pay. Each hour for which back pay (regardless of any mitigation of damages) has been awarded or agreed to by an Employer or Affiliate shall be credited to the Employee for the Computation Period or Periods to which the award or agreement pertains.
PAGE 8


               2.20.4 Leave of Absence. Each hour of any period during which an Employee is on a Leave of Absence, except to the extent that such hour is credited under Section 2.4, shall be credited to the Employee on a uniform and nondiscriminatory basis.

               2.20.5 Other Rules. Hours of Service shall be credited under only one of Sections 2.20.1 through 2.20.4 for any single continuous period of employment. An Employee shall be credited with 190 Hours of Service for each calendar month of employment in which he or she completes one or more Hours of Service. For purposes of applying this Section 2.20, the term "Employer" shall include a predecessor employer (within the meaning of section 414(a) of the Code) with respect to an Employer. An Inactive Employee who is compensated on a commissions basis shall be credited with 190 Hours of Service for each calendar month in which he or she receives any commissions.

               2.20.6  Pre-1975 Hours.  Notwithstanding the
foregoing, no period of an Employee's employment prior to 1975 with an Affiliate which was not at the time an Employer shall be included in his Hours of Service under this Section 2.20.

          2.21 "Leased Employee" shall mean an individual who is a leased employee (within the meaning of section 414(n)(2) of the Code) of an Employer.

          2.22 "Inactive Employee" is any individual who is not a common law employee of an Employer, but who has entered into an agency contract with an Employer, provided that his or her service under such agency contract is recognized for benefit accrual purposes under a pension plan of a U.S. Affiliate or a registered retirement plan of a Canadian Affiliate.

          2.23 "Interim Fund" shall mean the separate account maintained to record the Employer Contributions and earnings thereon that are to be applied by the Trustee to repay a Securities
Acquisition Plan Loan.

          2.24 "Investment Funds" shall mean the investment funds designated by the Committee pursuant to Section 4.4 for the investment of Pre-Tax Contributions, After-Tax Contributions, and Employer Contributions. Effective as of January 1, 1993, the Committee has designated the following Investment Funds: (1) Transamerica Cash Reserve Fund; (2) Transamerica Fixed Income Fund;
(3) Transamerica Bond Fund; (4) Dodge & Cox Balanced Fund; (5) T. Rowe Price Equity Income Fund; (6) Transamerica Equity Index Fund;
(7) Transamerica Equity Fund; and (8) Transamerica Common Stock.

          2.25 "Leave of Absence" shall mean the period of an Employee's absence from active employment (a) authorized by an PAGE 9

Employer in accordance with its established and uniformly administered personnel policies, provided that the Employee returns to active employment after the authorized absence period expires, unless the Employee's failure to return is attributable to his or her retirement, Disability or death; or (b) because of military service in the armed forces of the United States, provided that the Employee returns to active employment following discharge within the period during which he or she retains reemployment rights under federal law.

          2.26 "Matched Pre-Tax Contributions" shall mean the amounts contributed under the Plan by the Employers on behalf of, and pursuant to deferral elections made by, an Active Participant in accordance with Sections 3.2, 4.1.1 and 4.2.

          2.27 "Mutual Fund" shall mean the mutual funds that previously were designated by the Committee as permissible media for the investment of certain After-Tax, Pre-Tax and Employer
Contributions. The Mutual Funds are (1) FPA Capital Fund, (2)
Fidelity Magellan Fund, and (3) Fidelity Equity-Income Fund.
Effective as of January 1, 1993, no new investments in the Mutual
Funds are permitted.

          2.28 "Normal Retirement Age" shall mean for each Employee the later of (a) the date on which he or she reaches age 65, or
(b) the fifth anniversary of his or her Date of Hire.

          2.29 "Participant" shall mean an Eligible Employee who has become a Participant in the Plan pursuant to Section 3.1 and has not ceased to be a Participant pursuant to Section 3.5. For each Plan Year a Participant shall be classified as an "Active Participant" if he or she has elected to participate in the Plan for any portion of the Plan Year by agreeing in writing to the provisions of the Plan and authorizing the required Pre-Tax Contributions in accordance with
Section 3.2.

          2.30 "Participant's Account" or "Account" means as to any Participant the separate account maintained in order to reflect his or her interest in the Plan. Each Participant's Account shall be comprised of one or more separate subaccounts, as follows:

               2.30.1 "After-Tax Account" shall be the subaccount maintained to record the Participant's own After-Tax Contributions and the adjustments relating thereto.

               2.30.2 "Employer Account" shall be the subaccount maintained to record the Employer Contributions allocated to the Participant's Account (and any reinstatement made pursuant to Section 9.1), and the adjustments relating thereto.

               2.30.3  "Loan Account" shall be the subaccount
maintained for the purpose of administering any loans made to the Participant under Section 7.5.
PAGE 10


               2.30.4 "Pre-Tax Account" shall be the subaccount maintained to record the Pre-Tax Contributions made on behalf of the Participant and the adjustments relating thereto.

          2.31  "Plan" shall mean the Transamerica Corporation
Employees Stock Savings Plan, as set forth in this instrument and as heretofore or hereafter amended from time to time.

          2.32  "Plan Year" shall mean the calendar year.

          2.33 "Pre-Tax Contributions" shall mean Matched Pre-Tax Contributions and/or Unmatched Pre-Tax Contributions.

          2.34 "Qualified Election Period" shall mean the six (6) Plan Year period beginning with the later of (a) the first Plan Year in which the Participant first becomes a Qualified Participant, or
(b) January 1, 1987.

          2.35 "Qualified Participant" shall mean a Participant who has attained age 55 and completed at least ten (10) years of participation (whether or not active participation) in the Plan.

          2.36 "Rehired Employee" shall mean a former Employee who again becomes an Employee.

          2.37 "Salary" shall mean the types of an Employee's compensation (including Pre-Tax Contributions made in accordance with Sections 4.1 to 4.5) which are taken into account in determining benefits under his or her Employer's retirement program (or would be taken into account if the Employee were then participating in such program); provided, however, that (a) any contributions made or amounts credited by the Employers under this Plan or any other employee benefit plan (other than as Pre-Tax Contributions under this Plan, as salary deferrals under the Transamerica Corporation Stock Savings Plan Plus, or as salary reduction contributions made pursuant to section 125 or sections 401(k) and 402(a)(8) of the Code) or for Social Security, group annuities, group insurance or any other similar purpose shall be excluded; and (b) any bonuses, commissions or extra pay shall be excluded, unless the board of directors of an Employer determines (by resolution applicable to all of its Eligible Employees) to recognize performance-related bonuses, commissions or extra pay as Salary for purposes of this Plan. For purposes of this
Section 2.37, "extra pay" may include overtime pay, shift differential, longevity pay, foreign service pay and/or Christmas bonus, but shall not include any one-time special payments such as relocation pay or lump sum payments on termination of employment for accrued vacation and/or severance pay.

               2.37.1 Administrative Provisions. The Committee may determine on a nondiscriminatory basis the specific manner in which a Participant's Salary shall be determined for purposes of applying PAGE 11

Section 4.2.2. Where an Employer's board of directors has authorized the inclusion of extra pay, the Committee may allow Participants to elect from time to time whether or not to have such amount(s) included in their Salary for purposes of Section 4.2.

               2.37.2 $200,000 (Indexed) Limit. Effective as of January 1, 1989, no more than $200,000 (as adjusted in accordance with section 401(a)(17) of the Code) of an Employee's Salary during a Plan Year shall be taken into account for any purpose under the Plan. For purposes of applying this limit, the Salary of a Family Employee (as defined in Section 2.19(e)) shall include the Salary of any Family Member (as defined in Section 2.19(e)) who is a spouse or lineal descendant of the Family Employee.

          2.38 "Securities Acquisition Plan Loan" shall mean a loan incurred by the Plan that is used to purchase Transamerica Common
Stock and that meets all of the requirements of Section 4.7.

          2.39 "Suspense Account" shall mean the Suspense Account maintained by the Committee to which shall be credited all shares of Transamerica Common Stock purchased with the proceeds of a Securities Acquisition Plan Loan.

          2.40 "Transamerica" shall mean Transamerica Corporation, a Delaware corporation.

          2.41 "Transamerica Common Stock" shall mean the common stock of Transamerica or, if the common stock of Transamerica ceases to be readily tradeable on an established securities market, the common stock of Transamerica having a combination of voting power and dividend rights equal to or in excess of (a) that class of common stock of Transamerica having the greatest voting power, and (b) that class of common stock of Transamerica having the greatest dividend rights.

          2.42 "Transamerica Fixed Income Fund" shall mean any fixed income investment management group pension contract issued by Transamerica Life Insurance and Annuity Company, or its successor, and designated by the Committee as a permissible investment for purposes of the Plan. The Transamerica Fixed Income Fund was formerly referred to (and is still referred to in the Trust
Agreement) as the "Transamerica Life Fixed Income Account."

          2.43 "Trust Fund" shall mean the trust fund established by the Trust Agreement dated as of May 1, 1964, for the purpose of funding the benefits provided by the Plan, as provided in
Section 11.1, and maintained under that Trust Agreement as amended from time to time.

          2.44  "Trustee" shall mean Bank of America NT&SA, as
Trustee of the Trust Fund, and any additional or substituted trustee or trustees from time to time acting as Trustee of the Trust Fund. PAGE 12


          2.45 "Unmatched Pre-Tax Contributions" shall mean the amounts contributed under the Plan by the Employers on behalf of, and pursuant to deferral elections made by, an Active Participant in accordance with Sections 3.2, 4.1.2 and 4.2.

          2.46 "Year of Vesting Service" shall mean a Computation Period commencing after 1975 for which an Employee is credited with at least 1,000 Hours of Service.

               2.46.1 1976 Transition Rule. An individual who was an Employee on December 31, 1975, shall be credited with a Year of Vesting Service (a) for each completed Computation Period which began prior to 1976 and would have counted as a year of Continuous Service under the Plan as in effect before 1976, and (b) for the Computation Period which commenced during the Plan Year 1975 if the Employee completed at least 1,000 Hours of Service during the Plan Year 1976.

               2.46.2 Pre-1985 Rule of Parity. In the case of a Participant who has no vested interest in his or her Employer Account and who incurs a Break in Service prior to January 1, 1985, Years of Vesting Service accumulated prior to the Break in Service shall be disregarded if the number of his or her consecutive one-year Breaks in Service equals or exceeds the aggregate number of Years of Vesting Service accumulated prior to the first of such consecutive Breaks in Service, excluding Years of Vesting Service disregarded by reason of any prior Break(s) in Service.

               2.46.3 Post-1984 Rule of Parity. In the case of a Participant who has no vested interest in his or her Employer Account and who incurs a Break in Service on or after January 1, 1985, Years of Vesting Service accumulated prior to the Break in Service shall be disregarded if the number of his or her consecutive one-year Breaks in Service equals or exceeds the greater of five (5) or the aggregate number of Years of Vesting Service accumulated prior to the first of such consecutive Breaks in Service, excluding Years of Vesting Service disregarded by reason of any prior Break(s) in Service.

                              SECTION 3
                    ELIGIBILITY AND PARTICIPATION

          3.1 Eligibility to Participate. Each individual who is both a Participant in the Plan on December 31, 1992, and an Eligible Employee on January 1, 1993, automatically shall continue as a Participant on January 1, 1993. Each other Eligible Employee automatically shall become a Participant in the Plan on the later of
(1) the first day of the calendar month next following the first Computation Period for which he or she is credited with at least 1,000 Hours of Service, provided that he or she is employed as an Eligible Employee on such first day; or (2) the date he or she becomes an Eligible Employee.
PAGE 13


               3.1.1 Rehired Employees. A Rehired Employee who previously satisfied the 1,000 Hours of Service eligibility requirement shall become a Participant on the later of his or her Date of Rehire or the date he or she becomes an Eligible Employee. A Rehired Employee who previously did not satisfy the 1,000 Hours of Service eligibility requirement shall become a Participant on the later of (a) the first day of the calendar month next following the first Computation Period for which he or she is credited with at least 1,000 Hours of Service, provided that he or she is employed as an Eligible Employee on such first day; or (b) the date he or she becomes an Eligible Employee.

               3.1.2 Employer Aggregation. An Eligible Employee who is employed by more than one Employer shall nevertheless be considered an Eligible Employee for purposes of the Plan. The total Salary paid to the Eligible Employee by all Employers shall be deemed to have been paid by one Employer for purposes of the Plan.

          3.2 Active Participation. Each Participant's decision to become an Active Participant shall be entirely voluntary. The
Committee may require a Participant's spouse and/or his or her parent or legal guardian to join in applying and to consent to the provisions of the Plan.

               3.2.1 Initial Enrollment. An Eligible Employee who is a Participant under Section 3.1 may elect to become an Active Participant, effective as of the first day of the first payroll period beginning on or after the date on which he or she first becomes a Participant pursuant to Section 3.1 (or such other date as may be specified by the Committee), provided that he or she enrolls in the Plan and elects to make Pre-Tax Contributions.

               3.2.2 Later Enrollment. A Participant who does not elect to enroll in the Plan when he or she is first eligible to become an Active Participant under Section 3.2.1 may enroll in the Plan, effective as of the first day of the first payroll period beginning in any later calendar month (or such other date as may be specified by the Committee), by electing to make Pre-Tax Contributions.

               3.2.3  Procedure.  The elections described in this
Section 3.2 shall be made on forms prescribed by the Committee, and within such advance notice period as the Committee shall specify, in accordance with Sections 4.1 and 4.2.

          3.3 Voluntary Suspension of Participation. An Active Participant may suspend his or her active participation in the Plan by suspending his or her Pre-Tax Contributions for a number of whole calendar months, commencing with the first payroll period beginning during any calendar month, by giving such prior written notice to his or her Employer as may be required by the Committee.
PAGE 14

               3.3.1 Effect. For the period during which an Active Participant's active participation is suspended, he or she shall not make any Pre-Tax Contributions nor share in the allocation of any Employer Contributions, and such a suspended Active Participant may not later make the Pre-Tax Contributions that he or she might otherwise have made during the suspension period. No distribution shall be made to an Active Participant solely as the result of the suspension of his or her active participation.

               3.3.2 Disability. In the event an Active Participant is absent on account of a disability which either would qualify for short-term disability benefits (after the Employer has made payments at the regular compensation rate for his or her accumulated sick leave days) under his or her Employer's disability income plan or constitutes a Disability (within the meaning of Section 2.11), his or her active participation shall be deemed suspended pursuant to this
Section 3.3, except that prior written notice shall not be required and the suspension shall be effective only during the period of absence for such disability.

               3.3.3 Resumption. An Active Participant whose Pre-Tax Contributions have been suspended may resume such Contributions, effective with respect to Salary paid for the first payroll period of any calendar month which begins at least three (3) months after the start of any suspension period under this Section 3.3, by again electing to become an Active Participant in accordance with
Section 3.2.

          3.4 Mandatory Suspension of Active Participation. If an Active Participant ceases to be eligible to participate in the Plan because he or she:

          (a)  ceases to be an Eligible Employee under Section 2.14,

          (b) is transferred to employment with an Affiliate which is not an Employer, or

          (c)  is granted a Leave of Absence without pay,

his or her active participation shall be suspended for each calendar month beginning during the continuance of such ineligibility status. Such a Participant may resume his or her active participation in the Plan as of the beginning of any calendar month beginning after such ineligibility status ends, by again electing to become an Active Participant in accordance with Section 3.2.

          3.5 Termination of Participation. An Eligible Employee who has become a Participant shall remain a Participant until his or her employment as an Eligible Employee with all Employers terminates or, if he or she had been an Active Participant and remains alive, until his or her entire vested Account balance is distributed (whichever is later).
PAGE 15


                              SECTION 4
                 PRE-TAX AND EMPLOYER CONTRIBUTIONS

          4.1 Pre-Tax Contributions. Each Active Participant may elect to defer portions of his or her Salary payments and to have the amounts of such deferrals contributed by the Employers as Pre-Tax
Contributions to the Trust Fund.

               4.1.1 Matched Pre-Tax Contributions. An Active Participant may elect to defer as his or her Matched Pre-Tax Contributions a portion of each payment of Salary that would otherwise be made to him or her, after his or her election becomes and while it remains effective pursuant to Section 4.2, equal to any whole percentage from 1% to 6% (inclusive) of his or her Salary; provided, however, that the Committee may increase the maximum percentage from 6% to any whole percentage not exceeding 15% by action taken and communicated to Participants prior to the period with respect to which the Committee determines that such increased percentage may be elected.

               4.1.2 Unmatched Pre-Tax Contributions. An Active Participant may elect to defer as his or her Unmatched Pre-Tax Contributions a portion of each payment of Salary that would otherwise be made to him or her, after his or her election becomes and while it remains effective pursuant to Section 4.2, equal to any whole percentage from 1% to 6% (inclusive) of his or her Salary; provided, however, that this Section 4.1.2 shall apply to a particular Active Participant only if (a) he or she has elected the maximum percentage permitted under Section 4.1.1, and (b) he or she is not a Senior Participant (as defined in Section 4.1.4).

               4.1.3 Section 401(k) Ceiling. Notwithstanding the foregoing, the aggregate of a Participant's Pre-Tax Contributions to the Plan and elective deferrals (within the meaning of section 402(g)(3) of the Code) under any other plan maintained by any Employer or Affiliate shall not exceed the Section 401(k) Ceiling. The Committee (in its discretion) (a) may suspend or limit any Participant's salary deferral election in order to prevent the cumulative amount of the Salary Deferrals contributed on behalf of the Participant for any calendar year from exceeding the Section 401(k) Ceiling, and (b) in the event of an error by the Committee or its delegate, shall cause any amount allocated to the Plan as an excess deferral (with or without any income allocable to that amount) to be distributed to the Participant in accordance with section 402(g)(2)(A)(ii) of the Code. The "Section 401(k) Ceiling" is a dollar amount equal to $7,000 (as adjusted pursuant to sections 402(g)(5) and 415(d) of the Code).

               4.1.4 Limitations on Senior Participants. For any Plan Year, the Committee may limit the period for which, and/or specify a lesser maximum percentage or amount at which, Pre-Tax PAGE 16


Contributions may be elected by Senior Participants (as defined below) in such manner as may be necessary or appropriate in order to assure that the limitation described in Section 4.1.5 will be satisfied. In addition, for any Plan Year, the Committee may further limit the Pre-Tax Contributions of a group consisting solely of the most highly compensated Senior Participants. The group (if any) that shall be subject to such further limits shall be determined by the Committee in its sole discretion. All Participants who are Eligible Employees at any time during a Plan Year (whether or not they are Active Participants), and who are Highly Compensated Employees with respect to the Plan Year, shall be "Senior Participants," and all other Participants shall be "Junior Participants" for the Plan Year.

               4.1.5 Deferral Percentage Limitation. Effective as of January 1, 1987, in no event shall the actual deferral percentage, determined in accordance with Section 4.1.6 (the "ADP"), for the Senior Participants for a Plan Year exceed the maximum ADP, as determined by reference to the ADP for the Junior Participants, in accordance with the following table:

      If the ADP for the
      Junior Participants          Then the Maximum ADP for
      ("JPs' ADP") is:             the Senior Participants is:

          Less than 2%                   2.0 x JPs' ADP
          2% to 8%                       JPs' ADP + 2%
          More than 8%                   1.25 x JPs' ADP

                4.1.6 Actual Deferral Percentage. The actual deferral percentage for the Senior or Junior Participants for a Plan Year shall be calculated by computing the average of the deferral percentages (calculated separately for each Senior or Junior Participant) (the "Deferral Rates") determined by dividing (1) the total of all Pre-Tax Contributions made by the Participant and credited to his or her Pre-Tax Account for the Plan Year, by (2) the Participant's Testing Compensation (as defined in Section 4.1.7) for the Plan Year. In computing a Participant's Deferral Rate, the following special rules shall apply:

           (a) If any Employer or Affiliate maintains any other cash or deferred arrangement which is aggregated by Transamerica with this Plan for purposes of applying section 401(a)(4) or 410(b) of the Code, then all such cash or deferred arrangements shall be treated as one plan for purposes of applying Section 4.1.5.

           (b) If a Senior Participant is a participant in any other cash or deferred arrangement maintained by any Employer or Affiliate, then the separate Deferral Rates determined for the Participant under all such cash or deferred arrangements shall be aggregated with the separate Deferral Rate determined under
PAGE 17


      this Section 4.1.6 for the Participant for purposes of applying
      Section 4.1.5.

                4.1.7  Testing Compensation.  For purposes of
Section 4.1.6, "Testing Compensation" with respect to any Participant shall mean the sum of (a) his or her Total Compensation (as defined in Section 4.8.2(c)), and (b) his or her Pre-Tax Contributions and any other amounts which are contributed to an employee benefit plan by any Employer or Affiliate pursuant to a salary reduction agreement and not includable in gross income under section 125, 402(a)(8), 402(h) or 403(b) of the Code; provided, however, that for purposes of determining Testing Compensation, the following special rules shall apply:

           (a) For any Plan Year, the Committee may specify an alternate definition of Testing Compensation provided that such alternate definition satisfies section 414(s) of the Code;

           (b) For any Plan Year, the Committee may specify that compensation for periods prior to the time that an individual becomes a Participant shall not be taken into account as Testing Compensation (provided that such rule is applied uniformly to all Participants); and

           (c) No amount in excess of $200,000 (as adjusted annually for cost of living increases in accordance with section 401(a)(17) of the Code) shall be taken into account for any Participant under this Section 4.1.7 for any Plan Year.
      For purposes of applying this limit, the Testing Compensation of a Family Employee (as defined in Section 2.19(e)) shall include the Testing Compensation of any Family Member (as defined in Section 2.19(e)) who is a spouse or lineal descendant of the Family Employee.

                4.1.8 Excess Deferrals. No later than March 1 of any year, a Participant may give written notice to the Committee that he or she is allocating an amount to the Plan for the preceding calendar year as an excess deferral (in accordance with the provisions of Code section 402(g)(2)(A)(i)). However, except as provided in Section 4.1.3, the amount of any such excess deferral shall not be distributable to the Participant until he or she otherwise becomes entitled to a distribution under the Plan in accordance with Section 6.1.

           4.2  Salary Deferral Elections.

                4.2.1  Pre-Tax Contributions.  Each Active
Participant shall determine the percentage of his or her Salary that shall be deferred and contributed to the Trust Fund as his or her Pre-Tax Contributions, subject to the limitations of Section 4.1, at the time he or she becomes an Active Participant, and thereafter may PAGE 18 redetermine such percentage (a) effective for Salary paid for the first payroll period that begins in any calendar month, and
(b) effective as of such other time as may be designated by the Committee. The deferral election made by an Active Participant pursuant to this Section 4.2.1 shall remain in effect, notwithstanding any increase or decrease in the Participant's Salary, until his or her active participation in the Plan is terminated, except to the extent the election is suspended in accordance with Sections 3.3 and 3.4, changed in accordance with this Section 4.2.1 or reduced by the Committee pursuant to Section 4.1.3 or 4.1.4. Each Active Participant's elections pursuant to this Section 4.2.1 shall be made in writing on such forms and during such election periods as may be designated by the Committee.

                4.2.2 Amounts. The amount of Pre-Tax Contributions that shall be made on behalf of each Active Participant for each payroll period shall be determined by each Employer consistently for its own Employees as the amount that is the next higher whole dollar amount, relative to the amount determined by multiplying the percentage elected by the Active Participant pursuant to Sections 4.1.1 and 4.1.2 by the amount of his or her Salary for that payroll period.

                4.2.3 Potential Excess ADP. In the event that (but for the application of Section 4.1.3 and this Section 4.2.3) the ADP for the Senior Participants would exceed the maximum permitted under
Section 4.1.5 for a Plan Year (the "ADP Maximum"), then, in accordance with Section 4.1.3, the Committee in its discretion may reduce the amount or percentage of Pre-Tax Contributions subsequently to be contributed on behalf of the Senior Participants by such amount or percentage as, and for as long as, the Committee in its discretion may determine is necessary or appropriate in the circumstances then prevailing.

                4.2.4 Actual Excess ADP. In the event that the Committee determines that the ADP for the Senior Participants exceeds the ADP Maximum for a Plan Year, then the amount of the "excess contributions" (within the meaning of section 401(k)(8)(B) of the Code), and any income allocable thereto, contributed on behalf of Senior Participants shall be distributed to the Participants before the close of the Plan Year that next follows the Plan Year to which such excess contributions relate.

           (a) Determination of Allocable Income. The Committee may designate (in its discretion) any reasonable method for computing the income allocable to such excess contributions for a Plan Year, provided that the method does not discriminate in favor of Highly Compensated Employees, is used consistently for all Participants and all corrective distributions of excess contributions under the Plan for the Plan Year, and is used by the Plan for allocating income to Participants' Accounts. No
PAGE 19

      amount shall be included with respect to the period from the end of the Plan Year to the date of distribution.

           (b) Forfeiture of Employer Contributions. Any Employer Contributions made with respect to such excess contributions for the Plan Year shall be forfeited and applied to reduce the next succeeding Employer Contribution to the Plan. Any Employer Contributions with respect to such excess contributions that have not yet been paid to the Trust Fund pursuant to Section 4 shall not be so paid.

           (c) Determination of Excess Contributions. The amount of excess contributions for a Senior Participant shall be determined in the following manner:

                (1)  The Pre-Tax Contributions of the Senior
           Participant with the highest Deferral Rate shall be reduced to the extent necessary to satisfy the ADP test in
           Section 4.1.5 or to cause such Rate to equal the Deferral Rate of the Senior Participant with the next highest Deferral Rate. This process shall be repeated until the ADP test is satisfied.

                (2) The amount of excess contributions for a Senior Participant shall be equal to his or her Pre-Tax
           Contributions (calculated using the Participant's original Deferral Rate), minus his or her Pre-Tax Contributions calculated using the Participant's Deferral Rate as reduced under paragraph (1) above.

           (d) Family Aggregation. In the case of a Senior Participant whose Deferral Rate is determined under the family aggregation rules of Section 2.19(e), the Deferral Rate shall be reduced in accordance with the "leveling" method described in Section 4.2.4(c). Excess contributions for the family unit shall be allocated among the Family Members in proportion to the Pre-Tax Contributions of each Family Member that have been combined.

                4.2.5  Incorporation By Reference.  The provisions of
Section 4.1 and this Section 4.2 are intended to satisfy the requirements of section 401(k)(3) of the Code and, to the extent not otherwise stated above, the provisions of section 401(k)(3) of the Code and Treasury Regulation section 1.401(k)-1 are incorporated herein by reference.

           4.3  Investment of Pre-Tax and After-Tax Contributions.

                4.3.1 Initial Election as to Pre-Tax Contributions. Each Active Participant shall indicate on his or her deferral election made pursuant to Section 4.2, the percentages of the Pre-Tax Contributions made on his or her behalf that are to be invested in PAGE 20 each of the Investment Funds. The Participant may specify as to any Investment Fund any percentage that is a whole multiple of ten percent (10%), provided that the total of the percentages elected shall not exceed one hundred percent (100%).

                4.3.2 Changes for Future Pre-Tax Contributions. An Active Participant's instructions concerning the investment of the Pre-Tax Contributions made on his or her behalf shall remain in effect until they are changed in accordance with this Section 4.3.2. An Active Participant's investment instructions for future Pre-Tax Contributions to be made on his or her behalf may be changed effective as of the first payroll period that begins in any calendar month. The Participant may specify as to any Investment Fund any percentage that is a whole multiple of ten percent (10%), provided that the total of the percentages elected shall not exceed one hundred percent (100%). Each Active Participant's investment instructions pursuant to this Section 4.3.2 shall be effective only if made in writing and in such form and during such election periods as may be designated by the Committee.

                4.3.3 Failure to Elect. If an Active Participant fails to elect the manner in which the Pre-Tax Contributions made on his or her behalf are to be invested in accordance with this
Section 4.3, such Pre-Tax Contributions shall be invested in the Transamerica Cash Reserve Fund. Notwithstanding the preceding sentence, for any Active Participant who (a) had an investment election in effect on December 31, 1992, and (b) failed to make a new election effective January 1, 1993, such prior election shall continue to apply to his or her Pre-Tax Contributions, provided that any amounts which would have been invested in the Mutual Funds instead shall be invested in the Transamerica Cash Reserve Fund.

                4.3.4  Changes for Past Pre-Tax and After-Tax
Contributions.

                (a) General. Effective as of February 1, 1993, each Participant may reallocate the investment of his or her Pre-Tax and After-Tax Accounts by indicating his or her choice of any of the Investment Funds. The Participant may specify as to any Investment Fund any percentage that is a whole multiple of ten percent (10%), provided that the total of the percentages elected shall not exceed one hundred percent (100%). Each Participant's investment instructions shall be effective only if made in writing and in such form and during such election periods as may be designated by the Committee. The Committee may establish (and modify from time to time) all such procedures as may be necessary or appropriate to implement Participants' investment instructions. The instructions of a Participant concerning the investment of the amounts allocated to his or her Account may be changed only in accordance with such procedures as the Committee may designate from time to time.
PAGE 21


                (b) Monthly Transfers. The procedures designated by the Committee shall permit Participants who are Employees
      (other than Inactive Employees) to make investment changes on a monthly basis.

                (c) Annual Transfers. The procedures designated by the Committee shall permit Participants who are not Employees or who are Inactive Employees to make two investment changes in the 1993 Plan Year and one investment change in each subsequent Plan Year.

                (d) Transamerica Fixed Income Fund. Notwithstanding the foregoing, reallocations of amounts credited to the Transamerica Fixed Income Fund shall be permitted only upon maturation of the particular fixed income investment management contract to which such amounts are credited; provided, however, that pursuant to procedures adopted by the Committee, reallocations of the amounts credited to the Transamerica Fixed Income Fund shall be permitted during February 1993, without regard to whether such amounts are credited to a contract which has matured.

                (e) FPA Capital Fund. Any election by a Participant to reallocate amounts credited to the FPA Capital Fund shall be ineffective unless such election requests reallocation of 100% of the amounts credited to the Participant's account under such Fund.

                (f) Automatic Mutual Fund Follow-up Transfers for Employees (Other Than Inactive Employees). If an Employee (other than an Inactive Employee) elects to transfer 100% out of a particular Mutual Fund, and additional amounts (such as earnings) are credited to his or her Account with respect to such Mutual Fund subsequent to the effective date of the transfer, all such additional amounts shall automatically be transferred, in accordance with his or her previous investment instruction, in the following month.

                (g) Automatic Investment Fund and Mutual Fund Follow-up Transfers for Inactive Employees and Former Employees. If a Participant who is not an Employee or who is an Inactive Employee elects to transfer 100% out of a particular Investment Fund or Mutual Fund, and additional amounts (such as earnings) are credited to his or her Account with respect to such Investment Fund or Mutual Fund subsequent to the effective date of the transfer, all such additional amounts automatically shall be transferred, in accordance with his or her previous investment instruction, in the following month.
PAGE 22


                (h)  Mutual Funds.  Effective as of December 31,
      1993, all amounts then credited to the Mutual Funds shall be reallocated to the Transamerica Cash Reserve Fund.

           4.4  Investment Funds; Transamerica Common Stock as
Primary Investment.

                4.4.1 General. The Committee shall designate the Investment Funds and Mutual Funds which the Trustee shall establish and maintain for the investment of Pre-Tax Contributions, After-Tax Contributions, and Employer Contributions. The Trustee shall establish and maintain the Investment Funds and Mutual Funds for the purpose of investing such portions of Participants' Accounts as are properly allocable to each such Fund pursuant to this Section 4. The Committee shall direct the Trustee to invest each Investment Fund or Mutual Fund (a) in units, shares or other interests in one or more common, pooled or other collective investment funds which funds are either (1) maintained by any person described in section 3(38)(B) of ERISA or an affiliate of such person, or (2) registered under the Investment Company Act of 1940, or (b) in such group pension contracts as may be designated by the Committee; provided, however, that with respect to amounts allocable to Transamerica Common Stock, actual shares of Transamerica Common Stock shall be credited to Participants' Accounts in accordance with Section 4.5.

                4.4.2 Changes. The Committee may discontinue the availability of any of the Investment Funds or Mutual Funds and/or may designate one or more additional Investment Funds. The Committee also may redesignate the collective investment funds and/or group pension contracts in which any Investment Fund shall be invested.

                4.4.3  Transamerica Common Stock as Primary
Investment.  The Committee shall exercise its authority under this
Section 4.4 to ensure that the Plan remains primarily invested in Transamerica Common Stock.

           4.5 Payment to Trustee; Allocation. Amounts equal to all Pre-Tax Contributions to be made on behalf of Active Participants in accordance with Sections 4.1 and 4.2 for a payroll period, shall be paid by the Employers to the Trustee, within a reasonable period after the end of the payroll period, but in no event later than twelve months after the last day of the Plan Year to which the Pre-Tax Contributions are attributable, in cash or, in the case of any Pre-Tax Contributions that have been designated for investment in shares of Transamerica Common Stock, in the form of treasury shares or newly issued shares of Transamerica Common Stock. To the extent that the Pre-Tax Contributions to be made by Employers other than Transamerica are to be made in the form of shares of Transamerica Common Stock, such Employers shall transfer the amount of the Contributions to Transamerica in cash, and Transamerica shall transfer the appropriate number of shares of Transamerica Common PAGE 23


Stock (as determined in accordance with the next sentence) to the Trust Fund on their behalf. When Pre-Tax Contributions are to be made in the form of Transamerica Common Stock, the number of shares to be contributed shall be determined (a) by dividing the amount of the Contribution (expressed as a dollar amount) by an amount equivalent to the average of the closing prices of Transamerica Common Stock as reported on the New York Composite Index for the 20 consecutive trading days immediately preceding the date of the transfer, or (b) pursuant to such other method as shall be selected by the Committee and communicated to the Participants. Upon receipt by the Trustee, the Pre-Tax Contributions paid on behalf of each Active Participant shall be credited to his or her Pre-Tax Account, subject to the provisions of Section 4.8, and invested in accordance with Sections 4.3 and 4.4. Pre-Tax Contributions shall be credited as of the end of the month in which the related Salary deferrals occur.

           4.6 Employer Contributions and Forfeitures. Subject to the provisions of Sections 4.7 and 12, the Employers shall contribute amounts to the Trust Fund (the "Employer Contributions") equal to 75% of the Matched Pre-Tax Contributions paid on behalf of each Active Participant. Notwithstanding the foregoing, the Board of Directors shall be authorized (without further amendment of the Plan) to decrease the rate of Employer Contributions under this Section 4.6 to a rate not less than 1%, and to increase the rate of Employer Contributions under this Section 4.6 to any rate higher than 75%, provided that the aggregate Employer Contributions for each Plan Year shall in no event exceed 25% of the Total Compensation (as defined in Section 4.8.2(c)) of the Active Participants for that Plan Year.

                4.6.1 Limitations on Senior Participants. For any Plan Year, the Committee may limit the amount of Employer
Contributions that may be allocated to the Employer Accounts of Senior Participants (as defined in Section 4.1.4) in such manner as may be necessary or appropriate in order to assure that the limitation described in Section 4.6.2 will be satisfied.

                4.6.2 Contribution Percentage Limitation. In no event shall the actual contribution percentage, determined in accordance with Section 4.6.3 (the "ACP"), for the Senior
Participants for a Plan Year exceed the maximum ACP, as determined by reference to the ACP for the Junior Participants, in accordance with the following table:

      If the ACP for the
      Junior Participants         Then the Maximum ACP for
      ("JPs' ACP") is:            the Senior Participants is:

         Less than 2%                  2.0 x JPs' ACP
         2% to 8%                      JPs' ACP + 2%
         More than 8%                  1.25 x JPs' ACP
PAGE 24


                4.6.3 Actual Contribution Percentage. The actual contribution percentage for the Senior or Junior Participants for a Plan Year shall be calculated by computing the average of the percentages (calculated separately for each Senior or Junior Participant) (the "Contribution Rates") determined by dividing
(a) the total of all Employer Contributions made on behalf of the Participant and credited to his or her Employer Account for the Plan Year, by (b) the Participant's Testing Compensation (as defined in
Section 4.1.7) for the Plan Year. The special aggregation rules set forth in Section 4.1.6 with respect to the calculation of the actual deferral percentages shall also apply to the calculation of the actual contribution percentages.

                4.6.4 Potential Excess ACP. In the event that (but for the application of this Section 4.6.4) the Committee determines that the ACP for the Senior Participants would exceed the maximum permitted under Section 4.6.2 for a Plan Year (the "ACP Maximum"), then, in accordance with Section 4.6.1, the Committee in its discretion may reduce the amount of Employer Contributions subsequently to be contributed on behalf of the Senior Participants by such amount as, and for as long as, the Committee in its discretion may determine is necessary or appropriate in the circumstances then prevailing.

                4.6.5 Actual Excess ACP. In the event that the Committee determines that the ACP for the Senior Participants exceeds the ACP Maximum for a Plan Year, then the amount of the "excess aggregate contributions" (within the meaning of section 401(m)(6)(B) of the Code), and any income allocable thereto, contributed on behalf of Senior Participants shall be distributed to the Participants before the close of the Plan Year that next follows the Plan Year to which such excess contributions relate. The amount of excess aggregate contributions for a Senior Participant, the amount of income allocable thereto, and the application of the family aggregation rules shall be determined in the manner provided in
Section 4.2.4 with respect to excess contributions.

                4.6.6 Prohibition on Multiple Use. Notwithstanding any contrary provisions of this Plan, the multiple use of the alternative methods of compliance with sections 401(k) and (m) of the Code contained in sections 401(k)(3)(A)(ii)(II) and 401(m)(2)(A)(ii) of the Code shall not be permitted. In the event that multiple use occurs, it shall be corrected by reducing the ADP and/or ACP for Senior Participants (in the discretion of the Committee), and treating such reduction as an excess contribution or excess aggregate contribution, as appropriate, under Sections 4.2.4 and/or 4.6.5.

                4.6.7 Incorporation By Reference. The provisions of this Section 4.6 are intended to satisfy the requirements of section 401(m) of the Code and, to the extent not otherwise stated above, the provisions of section 401(m) of the Code and Treasury Regulation PAGE 25

sections 1.401(m)-1 and 1.401(m)-2 are incorporated herein by reference.

                4.6.8 Reinstatements. The Employers shall also contribute to the Trust Fund the amount necessary to reinstate previously forfeited Employer Account balances in accordance with
Section 9.1, to the extent that funds from current forfeitures are insufficient to cover such reinstatements.

                4.6.9 Form of Contributions. Employer Contributions shall be paid in cash or in the form of treasury shares or newly issued shares of Transamerica Common Stock. To the extent that Employer Contributions to be made by Employers other than Transamerica are to be made in the form of shares of Transamerica Common Stock, such Employers shall transfer the amount of their Employer Contributions to Transamerica in cash, and Transamerica shall transfer the appropriate number of shares of Transamerica Common Stock (as determined in accordance with the next sentence) to the Trust Fund on such Employers' behalf. When Employer Contributions are to be made in the form of shares of Transamerica Common Stock, the number of shares to be contributed shall be determined (a) by dividing the amount of the Contribution (expressed as a dollar amount) by an amount equivalent to the average of the closing prices of Transamerica Common Stock as reported on the New York Composite Index for the 20 consecutive trading days immediately preceding the date of the transfer, or (b) pursuant to such other method as shall be selected by the Committee and communicated to the Participants.

                4.6.10 Allocation and Investment. Subject to the limitations in Section 4.6.1 and 4.8, the Employer Contributions made in respect of the Matched Pre-Tax Contributions credited to each Active Participant's Account as of the end of each month shall be credited to his or her Employer Account as of the end of the same month. To the extent that the Employer Contributions are made in cash, they shall be invested in shares of Transamerica Common Stock. Notwithstanding the foregoing, in the event that a Securities Acquisition Plan Loan has been made to the Trust Fund, all or part (in accordance with the directions of the Committee) of the Employer Contributions made to the Trust Fund pursuant to this Section 4.6 shall be initially credited to the Interim Fund, and amounts in the Interim Fund shall be applied by the Trustee from time to time (in accordance with the directions of the Committee) to pay the obligations of the Trust Fund in connection with the Securities Acquisition Plan Loan. The shares of Transamerica Common Stock thereby released from the Suspense Account shall be allocated to the Employer Accounts of Active Participants in accordance with the provisions of Section 4.7.4. Earnings attributable to amounts credited to the Interim Fund shall be allocated to the Interim Fund, and shall be available for application to repay the obligations of the Trust Fund in connection with the Securities Acquisition Plan Loan.
PAGE 26

                4.6.11 Forfeitures. Amounts forfeited by former Active Participants under Section 8.2 shall be determined monthly and applied to reduce the next succeeding Employer Contributions, except to the extent necessary to provide for the reinstatement of previously forfeited Employer Account balances in accordance with
Section 9.1.

           4.7  Securities Acquisition Plan Loans.

                4.7.1 General Rules. The Committee, upon the specific authorization and direction of the Board of Directors, may direct the Trustee to incur Plan loans from time to time for the purpose of acquiring Transamerica Common Stock, provided that the terms of any such loan shall comply with the following requirements:

           (a) The loan shall be for a specified term, shall bear a reasonable rate of interest and may be secured by a collateral pledge of the Transamerica Common Stock so acquired and the earnings thereon.

           (b) The loan shall be primarily for the benefit of Plan Participants and their beneficiaries.

           (c) No other Trust assets may be pledged as collateral by the Trustee, and no lender shall have recourse against Trust assets other than any shares of Transamerica Common Stock remaining subject to pledge and the earnings thereon.

           (d) Any pledge of Transamerica Common Stock must provide for the release of shares so pledged pursuant to either the "General Rule" or the "Special Rule" as set forth in Section 4.7.2.

           (e) Repayments of principal and interest on the loan shall be made by the Trustee (as directed by the Committee) only from

                (i) collateral given for the loan,

                (ii) Employer Contributions in cash that are made to meet the Plan's obligations under the loan, and

                (iii) earnings attributable to such collateral and the investment of such Contributions.

The proceeds of a Securities Acquisition Plan Loan may be used only to acquire Transamerica Common Stock, to repay such Loan or to repay a prior Securities Acquisition Plan Loan.

                4.7.2  Suspense Account; Release from Suspense.
Shares of Transamerica Common Stock acquired by the Trust with the proceeds of a Securities Acquisition Plan Loan shall be credited to a PAGE 27


Suspense Account under the Trust. For each Plan Year (or such shorter period for allocation determinations as may be determined by the Board of Directors for each Securities Acquisition Plan Loan) (the "Allocation Period") during the term of the Loan, the number of shares of Transamerica Common Stock to be released from the Suspense Account and allocated to the Accounts of Participants shall be determined pursuant to Section 4.7.2(a) or Section 4.7.2(b), as selected by the Board of Directors for each Securities Acquisition Plan Loan. Subject to Section 4.7.2(c), once the Board of Directors has selected the General or Special Rule for a Securities Acquisition Plan Loan, that Rule shall be used exclusively for the allocation of shares of Transamerica Common Stock purchased with the proceeds of that Loan.

           (a) General Rule. For each Allocation Period beginning during the term of the Securities Acquisition Plan Loan, the number of shares of Transamerica Common Stock withdrawn from the Suspense Account shall be a number equal to the total number of shares held in the Suspense Account immediately prior to the withdrawal multiplied by a fraction (a) the numerator of which is the amount of principal and interest paid for the Allocation Period; and (b) the denominator of which is the sum of the numerator plus the principal and interest to be paid for all future Allocation Periods.

           (b) Special Rule. For each Allocation Period beginning during the term of the Securities Acquisition Plan Loan, the number of shares of Transamerica Common Stock withdrawn from the Suspense Account shall be a number equal to the total number of shares held in the Suspense Account immediately prior to the withdrawal multiplied by a fraction (a) the numerator of which is the amount of principal paid for the Allocation Period; and (b) the denominator of which is the sum of the numerator plus the principal to be paid for all future Allocation Periods. The Board of Directors may select this Special Rule only if (1) the Securities Acquisition Plan Loan provides for annual aggregate payments of principal and interest at a cumulative rate which is not less rapid at any time than level annual payments of such amounts for ten (10) years; (2) the interest included in any payment is disregarded only to the extent that it would be determined to be interest under standard loan amortization tables; and (3) by reason of a renewal, extension or refinancing, the sum of the expired duration of the original loan, any renewal period, any extension period and the duration of any new loan does not exceed ten (10) years.

           (c) Released Shares. In determining the number of shares to be released for any Allocation Period under either Section 4.7.2(a) or Section 4.7.2(b), (1) the number of future
      Allocation Periods under the Securities Acquisition Plan Loan
PAGE 28


      must be definitely ascertainable and must be determined without taking into account any possible extensions or renewal periods;
      (2) if the Loan provides for a variable interest rate, the interest to be paid for all future Allocation Periods must be computed by using the interest rate applicable as of the end of the Allocation Period for which the determination is being made; and (3) if the shares of Transamerica Common Stock allocated to the Suspense Account include more than one class of shares, the number of shares of each class to be withdrawn for an Allocation Period from the Suspense Account must be determined by applying the applicable fraction provided for above to each such class.

           (d) Multiple Classes. Allocations shall be reflected separately for each class of Transamerica Common Stock, and the Committee shall maintain adequate records of the aggregate cost basis of Transamerica Common Stock allocated to each Participant's Account.

                4.7.3  Source of Repayment.  Each Securities
Acquisition Plan Loan shall be repaid by the Trustee (as directed by the Committee) by application of (a) Employer Contributions (and earnings thereon), and/or (b) cash dividends (and earnings thereon) received by the Trust on shares of Transamerica Common Stock allocated to the Suspense Account. Dividends applied to repay a Securities Acquisition Plan Loan pursuant to this Section 4.7.3 are intended to qualify for the deduction provided in section 404(k) of the Code.

                4.7.4 Allocation to Participants' Accounts. Of the shares of Transamerica Common Stock that are released from the Suspense Account for each Allocation Period, the number that shall be allocated to the Employer Account of each Participant shall be determined by multiplying the total number of shares released by a fraction, the numerator of which is the amount of the Participant's Matched Pre-Tax Contributions for the Allocation Period, and the denominator of which is the total of all Participants' Matched Pre-Tax Contributions for the Allocation Period.

                4.7.5 Default. In the event of default upon any Securities Acquisition Plan Loan, the value of Trust assets transferred in satisfaction of the Loan shall not exceed the amount of the default. If the lender is a Disqualified Person, a Securities Acquisition Plan Loan shall provide for a transfer of Trust assets upon default only upon and to the extent of the failure of the Plan to meet the payment schedule of the Loan. For purposes of the preceding sentence, the making of a guarantee does not make a person a lender.
PAGE 29


           4.8  Limitations on Allocations.

                4.8.1 Annual Addition Limitation. Notwithstanding any contrary Plan provision, in no event shall the Annual Addition to any Participant's Account for any Plan Year exceed the lesser of
(a) $30,000 (as adjusted for cost of living increases in accordance with section 415(d) of the Code), or (b) 25% of the Participant's Total Compensation. Notwithstanding the foregoing sentence, the regular dollar limitation specified in (a) above (and any adjustments) may be increased by up to one hundred percent (100%) of said amount, provided that (1) the amount of Pre-Tax Contributions and Employer Contributions allocated to a Participant's Accounts in excess of the regular dollar limitation is in the form of Transamerica Common Stock or cash used to purchase Transamerica Common Stock within thirty (30) days of the due date for filing Transamerica's Federal income tax return for the Plan Year (including extensions), and (2) no more than one-third (1/3) of the Pre-Tax and Employer Contributions for that Plan Year are allocated to the Accounts of Participants who are Highly Compensated Employees.

                4.8.2  Definitions.  Solely for purposes of this
Section 4.8, the following definitions shall apply:

           (a) "Affiliate" shall mean a corporation, trade or business which is, together with any Employer, a member of a controlled group of corporations or an affiliated service group or under common control (within the meaning of section 414(b), (c), (m) or (o) of the Code, as modified by section 415(h) of the Code), but (except for purposes of paragraph (d) below) only for the period during which such other entity is so affiliated with any Employer.

           (b) "Annual Addition" shall mean, effective as of January 1, 1987, with respect to each Participant the sum for a Plan Year of (1) the share of the Pre-Tax and Employer Contributions made by all Employers and Affiliates and forfeitures to be credited to the Participant's Pre-Tax and Employer Accounts (excluding amounts necessary to reinstate previously forfeited Account balances in accordance with Section 9.1); (2) the Participant's After-Tax Contributions allocated for the Plan Year; (3) any amount allocated after 1984 to the Participant's individual medical account (within the meaning of section
      415(1) of the Code) under any defined benefit plan maintained by any Employer or Affiliate; and (4) any amount attributable to post-retirement medical benefits which is allocated pursuant to section 419A(d) of the Code to the Participant's separate account under a welfare benefits fund (within the meaning of section 419(e) of the Code) maintained by any Employer or Affiliate, if such amount is derived from contributions to the welfare benefits fund paid or accrued by the Employer or Affiliate after 1985 (in a taxable year of the Employer or
PAGE 30


      Affiliate ending after 1985); provided, however, that Pre-Tax and Employer Contributions applied to the payment of interest on a Securities Acquisition Plan Loan and forfeitures of Transamerica Common Stock purchased with the proceeds of a Securities Acquisition Plan Loan shall be excluded if no more than one third (1/3) of the Pre-Tax and Employer Contributions for the year for which such amounts are allocated, to the extent deductible under section 404(a)(9) of the Code, are allocated to the Accounts of Participants who are Highly Compensated Employees. The Annual Addition for any Plan Year beginning before January 1, 1987 shall not be recomputed to treat all nondeductible employee contributions as an Annual Additions.

           (c) "Total Compensation" shall mean the total of all wages, salaries, fees for professional services and other amounts paid to an Employee by any Employer or Affiliate for personal services actually rendered in the course of employment, including (but not limited to) bonuses, overtime, commissions and incentive compensation, but excluding
      (1) Pre-Tax and Employer Contributions made on his or her behalf in accordance with Sections 4.1 to 4.7, (2) any other salary reduction contributions made pursuant to section 125 or sections 401(k) and 402(a)(8) of the Code, (3) contributions made by an Employer or Affiliate to any other plan of deferred compensation, to the extent that the contributions are not includable in the gross income of the Participant for the taxable year in which contributed; (4) contributions made by an Employer or Affiliate on behalf of the Employee to a simplified employee pension (as described in section 408(k) of the Code), to the extent that such contributions are excluded from the Employee's gross income under section 402(h) of the Code;
      (5) any distribution to the Employee from a plan of deferred compensation, except any amount received from an unfunded plan of deferred compensation that is includable in the gross income of the Employee; (6) amounts realized from the exercise of a non-qualified stock option; (7) amounts realized when restricted stock or other property becomes freely transferable or is no longer subject to a substantial risk of forfeiture;
      (8) amounts realized from the sale, exchange or other disposition of stock acquired under a qualified stock option;
      and (9) other amounts that receive special tax benefits, such as premiums for group-term life insurance (to the extent that such amounts are not includable in the gross income of the Employee) or contributions made by an Employer or Affiliate toward the purchase of an annuity contract (described in section 403(b) of the Code). In connection with any Securities Acquisition Plan Loan, the Annual Additions to a Participant's Account shall be determined with reference to the Employer Contributions applied to repay the Loan, and not with reference to the Transamerica Common Stock released from the Suspense
PAGE 31


      Account and allocated to the Participant's Account. This definition is intended to satisfy the requirements of Treasury Regulation section 1.415-2(d)(1) and (2). Notwithstanding the foregoing, for any Plan Year, the Committee may specify one of the alternate definitions set forth in Treasury Regulation section 1.415-2(d)(10) and (11) as the applicable definition of "Total Compensation" for that Plan Year.

           (d) "Total Service" shall mean with respect to each Participant the total number of Plan Years in which he or she was an Employee of an Employer or employed by an Affiliate.

                4.8.3 Other Defined Contribution Plans. All defined contribution plans (terminated or not) maintained by any Employer or Affiliate shall be considered as one plan in applying the limitations of this Section 4.8, provided that the special increased dollar limitation specified in Section 4.8.1 shall be taken into account with respect to a Participant who participates in this Plan or in any other plan that constitutes an employee stock ownership plan (within the meaning of section 415(c)(6) of the Code).

                4.8.4 Defined Benefit Plans. If any Participant participates in both this Plan and one or more defined benefit plans maintained by any Employer or Affiliate for the same Plan Year, then:

           (a) the ratio of (1) the sum of (A) the maximum amount that may be allocated as an annual addition to his or her account under this Plan and all other defined contribution plans under this Section 4.8 for the Plan Year and (B) the Annual Additions actually made to his or her account (subject to section 415(e)(4) of the Code) for all of his or her prior Total Service to (2) the sum of the lesser of the following amounts (determined for each Plan Year included in his or her Total Service):

               (i) an amount equal to 35% of the
          Participant's Total Compensation for the Plan
          Year, or

               (ii) the product of 1.25 multiplied by the dollar limitation in effect under section
          415(c)(1)(A) and (d) of the Code for the Plan
          Year;

when added to:

          (b) the ratio of (1) his or her aggregate projected annual retirement benefit under all such defined benefit plans (determined as of the end of the Plan Year) to (2) the lesser of (A) an amount equal to 140% of the Participant's average Total Compensation for the three (3) consecutive
PAGE 32


     years included in his or her Total Service in which he or she had the highest Total Compensation and was an active participant in any such defined benefit plan or (B) the product of 1.25 multiplied by $90,000 (as adjusted for cost of living increases in accordance with section 415(d) of the
     Code),

shall not exceed 1.0; provided, however, that if Transamerica has made the election provided in section 415(e)(6) of the Code, the amount determined under section 415(e)(6) shall be substituted for the amount determined under clause (a)(2) above for Plan Years ended prior to 1983.

               4.8.5 Adjustments. If any of the limitations of this Section 4.8 otherwise would be exceeded with respect to any Participant for any Plan Year (after taking into account the transitional rules applicable to the 1982 amendments to section 415 of the Code), then the following actions, but only to the extent necessary to avoid exceeding such limitations, shall be taken in the following order:

          (a) The Participant's accrued benefit under any defined benefit plan shall be frozen and/or the rate of its future accrual shall be reduced;

          (b) The Participant's Unmatched Pre-Tax Contributions to this Plan for the Plan Year shall be returned; and

          (c) The Participant's Matched Pre-Tax Contributions to this Plan for the Plan Year shall be returned, and the corresponding share of Employer Contributions shall be reallocated to a suspense account, and the balance credited to such account shall be applied to reduce the Employer Contributions to be contributed on behalf of and allocated to all eligible Participants for succeeding Plan Years in order of time; provided, however, that in the event that the Plan is terminated, any remaining balance credited the suspense account shall be returned to the Employers.

In no event shall any Pre-Tax Contributions be made on behalf of or by a Participant under this Plan for a Plan Year to the extent that so doing would cause the limitations of this Section 4.8 to be exceeded for the Plan Year despite the adjustments made pursuant to paragraphs (a) to (d) above. Notwithstanding any contrary Plan provision, the Committee (in its discretion) may at any time during the Plan Year reduce the amount of Pre-Tax and/or Employer Contributions which are subsequently to be made on behalf of or by a Participant by such percentage or dollar amount as, and for as long as, the Committee determines is necessary or appropriate to avoid exceeding the limitations of this
Section 4.8.
PAGE 33


          4.9  Diversification of Employer Account.

               4.9.1 Qualified Participants. To the extent that the number of shares of Transamerica Common Stock (determined as of the end of each Plan Year) held in a Qualified Participant's Pre-Tax and After-Tax Accounts is less than 25% of the total number of shares of Transamerica Common Stock allocated to his or her Account after 1986 (his or her "Post-1986 Stock"), he or she shall be permitted to elect in writing, within 90 days after the last day of each Plan Year during his or her Qualified Election Period, to reallocate the investment of the number of shares of Transamerica Common Stock held in his or her Employer Account which, when added to the number of shares of Transamerica Common Stock held in his or her Pre-Tax and After-Tax Accounts (determined as of the end of each Plan Year), equals 25% of his or her total number of shares of Post-1986 Stock (determined as of the end of the Plan Year preceding the election period). The Participant may elect to reallocate the investment of such portion of his or her Employer Account to any of the Investment Funds. During the 90-day election period following the last Plan Year in a Qualified Participant's Qualified Election Period, the election described in the first sentence of this Section 4.9.2 shall be available to the Participant by substituting "50%" for "25%" in each place that it appears. Notwithstanding the foregoing, the number of shares of Transamerica Common Stock in a Qualified Participant's Employer Account that is subject to investment reallocation shall be reduced by the number of shares of Transamerica Common Stock that have been diversified, withdrawn or distributed by or to the Participant (whether such shares were allocated to the Participant's Employee or Employer Account) after December 31, 1986 and while the Participant was a Qualified Participant; provided, however, that with respect to any Plan Year, the number of diversified, withdrawn or distributed shares taken into account for this purpose shall not exceed 25% of the number of his or her shares of Post-1986 Stock as of the end of the preceding Plan Year, reduced by the number of shares diversified, withdrawn or distributed in accordance with this 25% limit during prior Plan Years. The reallocation election available pursuant to this Section 4.9.1 shall be irrevocable once made, and the reallocation shall be effected (1) if the election form is submitted by the 13th day of a month, by the end of that month, or (2) if the election form is submitted after the 13th day of a month, by the end of the next following month; provided, however, that a Participant may retain the right to revoke the election during the 90-day election period by agreeing not to have the reallocation effected until the end of the month beginning after the expiration of the 90-day election period. For purposes of the preceding sentence, if the 13th day of a month falls on a holiday or weekend, the applicable deadline shall be the next preceding work day.
PAGE 34


               4.9.2 Beneficiaries Excluded. Beneficiaries and alternate payees under a qualified domestic relations order shall not be entitled to exercise the diversification election provided in Section 4.9.1.

               4.9.3 Determination of Amount of Post-1986 Stock. The portion of a Participant's Account attributable to Transamerica Common Stock acquired by the Plan after December 31, 1986, shall be determined by multiplying the number of shares of such Stock held in the Account by a fraction, the numerator of which is the number of shares acquired by the Plan after December 31, 1986 and allocated to Participants' Accounts (not to exceed the number of shares held by the Plan on the date the individual becomes a Qualified Participant), and the denominator of which is the total number of such shares held by the Plan at the date the individual becomes a Qualified Participant. Notwithstanding the foregoing, if a Participant supplies the Committee with copies of his or her benefit statements showing the exact number of shares of Transamerica Common Stock that have been acquired by the Plan after December 31, 1986 and allocated to his or her Account, the Participant may request that the Committee use such number for purposes of determining his or her Post-1986 Stock.

               4.9.4 Participants Age 60 and Over. Effective as of February 1, 1993, each Participant who has attained at least age 60 may reallocate the investment of his or her Employer Account. Such reallocation elections shall be subject to the same rules as reallocation elections for the Participant's Pre-Tax and After-Tax Accounts, and shall be governed by Section 4.3.4.


                            SECTION 5
                           ACCOUNTING

          5.1 Participants' Accounts. At the direction of the Committee, there shall be established for each Active Participant and maintained for each Participant:

          (a) A Pre-Tax Account to which shall be credited all Pre-Tax Contributions paid to the Trust Fund;

          (b) An Employer Account to which shall be credited the Employer Contributions made in respect of his or her Matched Pre-Tax (and for periods prior to 1984, matched after-tax) Contributions, the shares of Transamerica Common Stock allocable to such Account pursuant to Section 4.7.4, and reinstatements as provided in Section 9.1;
PAGE 35


          (c) An After-Tax Account which shall record his or her interest in the Trust Fund attributable to his or her After-Tax Contributions; and

          (d) If the Participant has an outstanding loan in accordance with Section 7.5, a Loan Account to which shall be credited the amounts described in Section 5.4.

          5.2 Investment Earnings. Each Participant's Account shall initially reflect:

          (a) the number of shares of Transamerica Common Stock, and
          (b) the number of shares in (and/or the value of the Account's interests in) each of the Investment Funds and Mutual Funds,

which shares and/or interests were acquired with the amounts credited thereto. Each Participant's Account also shall be credited periodically with the net earnings and gains (or losses) with respect to the investments made by his or her Account. Any such net earnings or gains realized with respect to any investment of any Participant's Account shall be reinvested in additional amounts of the same investment and credited to the Participant's Account. Temporary cash balances arising from time to time in any Participant's Account, pending the investment, reinvestment or distribution of such Account, shall be invested by the Trustee where feasible in units of the commingled short-term investment fund maintained by the Trustee.

          5.3 Accounting Methods. The accounting methods or formulae to be used under the Plan for the purpose of maintaining the Participants' Accounts shall be determined by the Committee.

          5.4 Participant Loans. In the event a loan is to be made to a Participant in accordance with Section 7.5, the Committee shall direct that an amount, in cash (or its equivalent), equal to the amount of the loan be reallocated within the Participant's Account from subaccounts other than the Loan Account to the Loan Account. Interest and principal payments on loans made to a Participant shall be allocated to the Participant's Loan Account as received by the Trustee and, after appropriate adjustments have been made to the Loan Account reflecting such payments, shall be reallocated among such other subaccounts in the Participant's Account. The order in which amounts are reallocated from the Loan Account to other subaccounts in the Participant's Account, or to the Loan Account from other subaccounts, shall be determined in accordance with uniform and nondiscriminatory procedures adopted by the Committee and modified by it from time to time. Amounts reallocated to the Participant's remaining subaccounts from the Loan Account shall PAGE 36 be invested according to the Participant's most recent investment directions for his or her Pre-Tax Contributions (if any) to the Plan.

          5.5 Valuations and Reports. The fair market value of each Participant's Account shall be determined as of the last business day of each Plan Year and as of such other dates as the Committee may deem appropriate. Each Participant shall be furnished with periodic statements of his or her Account, reflecting the status of his or her interest in the Plan, at least annually.

                            SECTION 6
                          DISTRIBUTIONS

          6.1 Events Permitting Distribution. Distribution of the balance credited to a Participant's Account shall be made only in the following circumstances:

               6.1.1  Upon the Participant's retirement in
accordance with the provisions of his or her Employer's retirement program, but only if such retirement constitutes a "separation from service" within the meaning of section 401(k)(2)(B)(i)(I) of the Code;

               6.1.2  Upon termination of the Participant's
employment from all Employers and Affiliates by reason of death or upon the cessation of his or her active employment from all Employers and Affiliates by reason of Disability;

               6.1.3  Upon termination of the Participant's
employment with all Employers and Affiliates (whether by reason of resignation, dismissal or otherwise) for any reason other than those specified in Sections 6.1.1 and 6.1.2, but only to the extent provided in Section 8.2, and only if such termination constitutes a "separation from service" within the meaning of section 401(k)(2)(B)(i)(I) of the Code;

               6.1.4 Upon the Participant's exercise of his or her withdrawal rights as to his or her Pre-Tax Account, but only as authorized by the Committee and to the limited extent provided in Section 7.2;

               6.1.5 Upon the Participant's exercise of his or her withdrawal rights as to his or her After-Tax Account, but only as authorized by the Committee and to the limited extent provided in Section 7.3;

               6.1.6 In the case of a Participant who attains age 70-1/2 during or after 1988, upon the April 1 that next follows the calendar year in which he or she attains age 70-1/2, PAGE 37 provided that a Participant who attains age 70-1/2 during 1988 may defer his or her distribution until April 1, 1990; or

               6.1.7  In the case of an alternate payee, as
directed in a domestic relations order which the Committee determines is a qualified domestic relations order (within the meaning of section 414(p) of the Code).

          6.2 Times for Distribution. Subject to the consent provisions of Section 6.3, distributions from a Participant's
Account shall occur at the following times:

               6.2.1 Retirement or Disability. Distributions arising from a Participant's retirement or Disability shall be made as soon as practicable after the distribution event occurs or, if the Participant so elects, as soon as practicable after the end of the Plan Year in which the event occurs; provided, however, that if any amount is thereafter allocated to the Participant's Account, such subsequent allocation shall be distributed on or as soon as practicable after the 60th day next following the end of the calendar quarter during which such allocation is made.

               6.2.2  Death.  Distributions arising from a
Participant's death shall be made at the time specified in
Section 6.8.

               6.2.3  Employment Termination.  Distributions
arising from the termination of a Participant's employment as described in Section 6.1.3 shall be made as soon as practicable after the termination.

               6.2.4 Withdrawals. Distributions arising from a Participant's exercise of his or her withdrawal rights shall occur at the times set forth in Section 7.2 or 7.3 (whichever applies).

               6.2.5 Deadline. All distributions shall be made no later than the February 28 next following the end of the Plan
Year in which a distribution event described in Sections 6.1.1 to
6.1.3 occurs or the Participant attains Normal Retirement Age
(whichever is later); provided, however, that distributions arising from a Participant's death shall be made at the time specified in Section 6.8; and provided, further, that if the amount of the distribution or the location of the Participant or his or her beneficiary (after a reasonable search) cannot be ascertained by such date, distribution shall be made as soon as practicable after the earliest date on which such amount or location (as appropriate) is ascertained. Notwithstanding the foregoing, if a Participant (other than a Divested Participant)
(a) remains an Employee after attaining Normal Retirement Age, or
PAGE 38


(b) qualifies for early or normal retirement under the Retirement Plan for Salaried U.S Employees of Transamerica Corporation and Affiliates (the "Retirement Plan"), his or her Account shall be distributed no later than the date specified in Section 6.1.6, and any subsequent allocations to the Account shall be distributed by the April 1 that next follows the Plan Year to which such allocations pertain.

          6.3 Consent Requirements. Notwithstanding the provisions of Section 6.2, no portion of a Participant's Account shall be distributed to the Participant, unless the consent provisions of this Section 6.3 are satisfied.

               6.3.1  Distributions.  If the vested balance
credited to a Participant's Account is to be distributed to him or her on account of his or her retirement, Disability, or other termination of employment (as described in Sections 6.1.1, 6.1.2 and 6.1.3), and such vested balance exceeded $3,500 as of the next preceding Valuation Date (or the date of any prior withdrawal or distribution to the Participant), no portion of the Participant's Account shall be distributed to the Participant, until he or she attains Normal Retirement Age, unless the Participant consents to receive an earlier distribution. Furthermore, if the Participant (other than a Divested Participant) qualifies for early or normal retirement under the Retirement Plan, no portion of the Participant's Account shall be distributed to the Participant, until the date specified in
Section 6.1.6, unless the Participant consents to receive an earlier distribution.

          6.4 Form of Distribution. Distributions from the Plan shall be made in the form of a lump sum distribution of the shares of Transamerica Common Stock credited to the Participant's Account (to the extent vested in accordance with Section 8), and cash with respect to such portion of the Participant's Account as is invested in any Investment Fund (other than Transamerica Common Stock) or Mutual Fund; provided, however, that the Participant or beneficiary may elect to receive the distribution entirely in the form of Transamerica Common Stock. Notwithstanding the foregoing, the following rules shall apply in determining the form of distribution:

               6.4.1 Small Share Amounts. If a Participant's Account is credited with less than 100 vested shares of Transamerica Common Stock, the Participant or beneficiary may elect to receive that portion of the distribution in the form of a single cash payment, rather than in the form of securities.

               6.4.2 Fractional Shares; Valuation. When shares of Transamerica Common Stock are to be distributed, only full shares shall be distributed and cash shall be distributed in lieu PAGE 39 of any fractional share. If cash is to be distributed in lieu of whole or fractional shares of Transamerica Common Stock, the amount of cash to be distributed in such cases shall be determined on the basis of the closing price or the average of closing prices of Transamerica Common Stock quoted in the New York Stock Exchange Composite Transaction Index for the day or days during such calendar month as may be designated by the Committee in a uniform and nondiscriminatory manner.

               6.4.3  Mutual Funds and Cash Reserve.  If a
Participant (or beneficiary) so elects, the distribution of the portion of the Participant's Account that is invested in any Mutual Fund or in Cash Reserve shall be made by means of a transfer of the full and fractional shares credited to the Participant's Account to a separate account (outside of the Plan) with the custodian of the Mutual Fund or Cash Reserve (as the case may be) for the benefit of the recipient. Notwithstanding the foregoing, this Section 6.4.3 shall apply with respect to amounts invested in Cash Reserve only if all or part of the Participant's Account was invested in Cash Reserve on December 31, 1992.

               6.4.4  Uninvested Amounts.  Whenever a
distribution is made, subject to the right of the Participant or beneficiary to elect to have the entire distribution made in the form of Transamerica Common Stock, the Participant's Pre-Tax and/or After-Tax Contributions, to the extent not theretofore invested pursuant to Section 4.3, 4.4 or 5.4, shall be returned to the Participant or, in the event of death, paid to his or her beneficiary in accordance with Section 6.8, in cash.

          6.5 Direct Rollovers. Subject to the provisions of this Section 6.5 and such procedures as the Committee may designate (and modify from time to time), a Participant (or beneficiary) may elect to have all or part of his or her distribution paid directly to the trustee or custodian of another qualified retirement plan or individual retirement account ("IRA"), as a direct rollover of the distribution in accordance with Code section 401(a)(31).

               6.5.1 Ineligible Distributions. The following portions (if any) of a distribution shall not be eligible to be directly rolled over: (a) the portion of any distribution that is required to be made under Code section 401(a)(9) (relating to distributions to Participants after age 70-1/2 and certain death distributions to beneficiaries); and (b) the portion that represents the return of a Participant's After-Tax Contributions.

               6.5.2  Partial Rollovers.  If a Participant or
beneficiary (a) elects to have less than 100% of the distribution directly rolled over, or (b) elects a rollover to more than one PAGE 40 qualified retirement plan or IRA, the minimum amount that may be directly rolled over to a single plan or IRA shall be $500.

               6.5.3  Form of Rollovers.  All rollovers under
this Section 6.5 shall be subject to the provisions of Section
6.4 (regarding the permissible forms of distribution from the Plan).

          6.6 Special Distribution Rules. The following special rules shall apply to all distributions under the Plan.

               6.6.1 No Life Annuities. In no event shall any distribution under this Plan be made in the form of a life annuity.

               6.6.2  Deferral Limitation.  Except as provided in
Section 6.1.6, in no event shall any distribution under this Plan be deferred beyond the end of the calendar year in which the Participant attains age 70-1/2 or terminates his or her employment with all Employers and Affiliates (whichever is later).

               6.6.3 Premature Distributions. Despite the fact that a penalty tax may be imposed under section 72(t) of the Code on certain distributions (including withdrawals) paid from any Participant's Account before the date the Participant dies, becomes disabled (within the meaning of section 72(m)(7) of the Code), attains age 59-1/2, or separates from service during or after the calendar year in which he or she attains age 55, such premature distributions may be made if (but only to the extent) permitted under applicable Plan provisions and such distribution policies or practices as may be established by the Committee.

          6.7 Beneficiary Designations. Each Participant may designate, in a signed writing delivered to the Committee on such form as it may prescribe, one or more beneficiaries to receive any distribution which may become payable as the result of the Participant's death.

               6.7.1  Spousal Consent.  If a Participant
designates a person other than his or her spouse as a primary beneficiary, the designation shall be ineffective unless the Participant's spouse consents to the designation. Any spousal consent required under this Section 6.7 shall be ineffective unless it (a) is set forth in writing, (b) acknowledges the effect of the Participant's designation of the other person as a primary beneficiary of the Participant under the Plan, and (c) is signed by the spouse and witnessed by an authorized agent of the Committee or a notary public. Notwithstanding this consent requirement, if the Participant establishes to the satisfaction of the Committee that such written consent may not be obtained because there is no spouse or the spouse cannot be located, his PAGE 41 or her designation shall be effective without spousal consent.
Any spousal consent required under this Section 6.7 shall be valid only with respect to the spouse who signs the consent.

               6.7.2  Changes and Failed Designations.  A
Participant may designate different beneficiaries at any time by delivering a new designation in like manner. Any designation shall become effective only upon its receipt by the Committee, and the last effective designation received by the Committee shall supersede all prior designations. If a Participant dies without having designated a beneficiary, or if no beneficiary survives the Participant, the Participant's beneficiary shall be deemed to be, and his or her Account shall be payable to, (a) his or her surviving spouse, (b) if the Participant is not survived by his or her spouse, the Participant's beneficiary under his or her Employer's group-term life insurance program (if any), or
(c) if none survives or no such program exists, the executors and/or administrators of his or her estate.

               6.7.3 Alternate Payees. Each alternate payee under a qualified domestic relations order (within the meaning of section 414(p) of the Code) may designate, on such form and in such manner as the Committee may prescribe, one or more beneficiaries to receive any distribution which may become payable as the result of the alternate payee's death. An alternate payee may designate different beneficiaries at any time by delivering a new designation in like manner. Any designation shall become effective only upon its receipt by the Committee, and the last effective designation received by the Committee shall supersede all prior designations. Any designation must be consistent with the terms of the qualified domestic relations order. If an alternate payee dies without having designated a beneficiary, or if no beneficiary survives the alternate payee, the alternate payee's remaining interest in the Plan shall be payable to his or her estate.

          6.8 Death Distributions. Upon the death of a Participant, distribution of the balance credited to his or her Account shall be made in accordance with this Section 6.8.

               6.8.1 Post-Commencement Death. If a Participant dies after distribution of his or her Account has commenced but before the entire balance of the Account has been distributed, then the remainder shall be distributed to his or her beneficiary in a lump sum payment as soon as practicable after the date of death.

               6.8.2 Pre-Commencement Death. If the Participant dies before distribution from his or her Account has commenced
(whether or not the Participant had previously terminated employment), the entire balance of the Participant's Account PAGE 42 shall be distributed to the Participant's beneficiary, at such time as the beneficiary shall elect, (a) within five (5) years after the Participant's death or, (b) if the Participant's surviving spouse is his or her Designated Beneficiary, prior to the date the Participant would have attained Normal Retirement Age.

               6.8.3 Child Beneficiaries. To the extent that the timing of a payment would be permissible under clause (b) of
Section 6.8.2 if such payment were to be made to the Participant's surviving spouse, such timing shall also be permissible for a payment which is to be made to any minor child who is the Designated Beneficiary of the Participant, if such payment is made prior to the time the child attains age 19 or is no longer a student and a dependent (determined in accordance with sections 151(e) and 152 of the Code).

               6.8.4 Surviving Spouse Beneficiaries. If any portion of the Participant's Account is payable to the Participant's surviving spouse as a Designated Beneficiary, and such spouse dies before distributions have commenced to him or her, then the distribution of such portion of the Participant's Account shall be completed within five (5) years after the spouse's death.

               6.8.5  For purposes of this Section 6.8, a
"Designated Beneficiary" means an individual who is designated by the Participant as his or her beneficiary in accordance with
Section 6.7.

          6.9 Payments to Incompetents. If any individual to whom a benefit is payable under the Plan is a minor, or if the Committee determines that any individual to whom a benefit is payable under the Plan is incompetent to receive such payment or to give a valid release therefor, payment shall be made to the guardian, committee or other representative of the estate of such individual which has been duly appointed by a court of competent jurisdiction. If no guardian, committee or other representative has been appointed, payment may be made to any person as custodian for such individual under the California Uniform Transfers to Minors Act or may be made to or applied to or for the benefit of the minor or incompetent, the incompetent's spouse, children or other dependents, the institution or persons maintaining the minor or incompetent, or any of them, in such proportions as the Committee from time to time shall determine; and the release of the person or institution receiving the payment shall be a valid and complete discharge of any liability of the Plan with respect to any benefit so paid.

          6.10 Effect of Disability. If the active employment of a Participant ceases at any time on account of his or her
PAGE 43


Disability, the Participant shall be deemed for all purposes of this Plan to have retired under his or her Employer's retirement program on the date his or her active employment ceases by reason of Disability. In such event the former Participant's Employer Account shall be 100% vested and the entire balance credited to his or her Account shall be distributable to him or her in the manner and at the times set forth in this Section 6.

          6.11 Undistributable Accounts. Each Participant and (in the event of death) his or her beneficiary shall keep the Committee advised of his or her current address. If the Committee is unable to locate the Participant or beneficiary to whom a Participant's Account is payable under this Section 6,
(a) the Participant's Account shall be closed 35 months after the date the Account first became distributable to such Participant or beneficiary and (b) the balance credited to the Account shall be reallocated among the remaining Participants' Accounts as of the next succeeding valuation date in the same manner as Trust Fund earnings under Section 5.2. If the Participant or beneficiary whose Account was closed under the preceding sentence subsequently files a claim for distribution of his or her Account, and if the Committee determines that such claim is valid, then the balance previously removed upon closure of the Account shall be restored to the Account by means of a special contribution which shall be made to the Trust Fund by the last Employer of the Participant.

          6.12 Put Option; Right of First Refusal.

               6.12.1 Put Option. In the event that shares of Transamerica Common Stock are distributed that are not readily tradable on an established securities market, the Plan shall provide the Participant or beneficiary with a put option that complies with the requirements of section 409(h) of the Code. The put option shall provide that, if the Participant exercises the put option, Transamerica or (if the Plan so elects) the Plan shall repurchase the Transamerica Common Stock as follows:

          (a)  If the distribution constitutes a total
     distribution (i.e., the distribution within one taxable year of the vested balance to the credit of the Participant), payment of the fair market value of the shares of Transamerica Common Stock included in such distribution shall be made in substantially equal periodic payments (not less frequently than annually) over a period beginning not later than thirty (30) days after the Participant exercises the put option and not exceeding five years. Transamerica (or the Plan) shall pay a reasonable rate of interest and provide adequate security on amounts not paid after thirty
     (30) days.
PAGE 44


          (b) If the distribution does not constitute a total distribution (as defined in paragraph (a) above), payment of the fair market value of the shares of Transamerica Common Stock included in such distribution shall be made not later than thirty (30) days after the Participant exercises the put option.

               6.12.2 Right of First Refusal. In the event that shares of Transamerica Common Stock are distributed that are not publicly traded, such shares may, as determined by the Committee, be subject to a "right of first refusal." Such a right shall provide that, prior to any subsequent transfer, the shares must first be offered by written offer to Transamerica, and then, if refused by Transamerica, to the Trust Fund. The purchase price and other terms must not be less favorable to the seller than the greater of (a) the fair market value of the shares, as determined by an independent appraiser (appointed by the Board of Directors), or (b) the price and other terms offered by a buyer, other than an Employer or the Trust Fund, making a good faith offer to purchase the shares. The right of first refusal must lapse no later than 14 days after the seller gives written notice to Transamerica that an offer by a third party to purchase the shares has been received.

Except as otherwise provided in this Section 6.12, no shares of Transamerica Common Stock acquired with the proceeds of a Securities Acquisition Plan Loan may be subject to a put, call, buy-sell or similar arrangement while held by or when distributed from the Plan. The protections and rights described in this
Section 6.12 are nonterminable as to shares of Transamerica Common Stock acquired with the proceeds of a Securities Acquisition Plan Loan. If this Plan ceases to be an employee stock ownership plan (within the meaning of section 4975(e)(7) of the Code), or after a Securities Acquisition Plan Loan is repaid, shares of Transamerica Common Stock acquired with the proceeds of a Securities Acquisition Plan Loan shall continue to be subject to the provisions of this Section 6.12.


                            SECTION 7
                WITHDRAWALS AND PARTICIPANT LOANS

          7.1 General Withdrawal Rules. Subject to the provisions of this Section 7, a Participant may make withdrawals from his or her (a) Pre-Tax Account in accordance with Section 7.2, and/or (b) After-Tax Account in accordance with Section 7.3. In no event may a Participant, prior to termination of his or her employment with all Employers and Affiliates, make any withdrawal or receive a distribution from his or her Employer Account. PAGE 45


          7.2  Pre-Tax Account.  A Participant who is either an
Employee or a Divested Participant may make a financial hardship withdrawal from his or her Pre-Tax Account, subject to the provisions of Section 7.4.

               7.2.1  Applications.  Each application by a
Participant for a financial hardship withdrawal from his or her Pre-Tax Account shall be submitted to the Committee in writing and on such forms as the Committee may designate. Action upon any such application shall be taken by the Committee in accordance with the rules set forth in this Section 7.2.

               7.2.2 Immediate and Heavy Financial Need. A withdrawal under this Section 7.2 shall be permitted only for an immediate and heavy financial need. For purposes of this Section 7.2, only the following shall be deemed to constitute immediate and heavy financial needs:

          (a) Medical expenses described in section 213(d) of the Code incurred by the Participant, the Participant's spouse, or the Participant's dependents (as defined in section 152 of the Code);

          (b) Purchase (excluding any mortgage payments) of a principal residence of the Participant;

          (c) Payment of tuition for the next semester, quarter or other segment of post-secondary education for the Participant, the Participant's spouse, children, or dependents;

          (d) A payment to prevent the eviction of the Participant from his or her principal residence or to prevent the foreclosure on the mortgage on the Participant's principal residence;

          (e)  Funeral expenses of a family member;

          (f)  Loss of income due to disability of the
     Participant or the Participant's spouse;

          (g) Excessive debt, such that basic living expenses of the Participant cannot be met unless the debt is immediately reduced;

          (h) Back taxes (including penalties and interest) that are immediately due and payable;

          (i) Motor vehicle repairs or purchase of a motor vehicle required for transportation to work;
PAGE 46


          (j)  Expenses to repair damage from natural causes
     (storm, earthquake, etc.) to the Participant's principal residence, to the extent not covered by insurance;

          (k) Expenses to repair and/or maintain habitability and prevent serious deterioration (serious roof leaks, dry rot, etc.) to the Participant's principal residence;

          (l) Expenses for remodeling to expand the size of the Participant's principal residence to meet the needs of his or her growing family; and

          (m) Such other events or circumstances as are designated by the Commissioner of Internal Revenue as immediate and heavy financial needs for purposes of section
     401(k)(2)(B) of the Code, through the publication of revenue rulings, notices, and other documents of general applicability.

               7.2.3 Payment Amount. The amount that may be withdrawn at any one time shall not exceed the lesser of (a) 100% of the balance credited to the Participant's Pre-Tax Account (valued at the date the approved financial hardship withdrawal is processed by the Trustee), or (b) the amount required to meet the financial obligations created by the immediate and heavy financial need forming the basis for the withdrawal. Notwithstanding the foregoing, (a) for withdrawals made during and after the 1989 Plan Year, no amounts attributable to earnings credited to the Participant's Pre-Tax Account for periods after December 31, 1988 may be withdrawn, and (b) the amount of a withdrawal may be increased by the amount of income taxes and/or penalty taxes reasonably expected to result from the withdrawal.

               7.2.4 Other Distributions. In addition to the requirements of Section 7.4.2 (requiring the distribution of all other distributions available to the Participant under this Plan prior to a hardship withdrawal under this Section 7.2), a hardship withdrawal shall not be available to a Participant under this Section 7.2 unless he or she has obtained all distributions, other than hardship distributions, currently available to the Participant under this Plan and all other tax-qualified plans maintained by any Employer or Affiliate.

               7.2.5 Loans or Certification. In addition to the requirements of Section 7.4.2 (requiring the distribution of all other distributions available to the Participant under this Plan prior to a hardship withdrawal under this Section 7.2), a hardship withdrawal shall not be available to a Participant under this Section 7.2 unless the Participant:
PAGE 47


               (a) has obtained all nontaxable loans currently available to the Participant under the Plan and all other tax-qualified plans maintained by any Employer or Affiliate;
     or

                (b) certifies in writing in such form as the Committee may designate that the Participant's need cannot reasonably be relieved: (1) through reimbursement or compensation by insurance or otherwise, (2) by liquidation of the Participant's assets, (3) by cessation of the Participant's Pre-Tax Contributions to the Plan, or (4) by other distributions or nontaxable (at the time of the loan) loans from the Plan and all other tax-qualified plans maintained by any Employer or Affiliate, or by borrowing from commercial sources on reasonable commercial terms, in an amount sufficient to satisfy the need. For purposes of this Section 7.2.5(b), the Participant's assets shall be deemed to include the assets of his or her spouse and children that are reasonably available to the Participant. In addition, a need cannot reasonably be relieved by one of the actions specified in this Section 7.2.5(b) if the effect would be to increase the amount of the need. For example, the need for funds to purchase a principal residence cannot reasonably be relieved by a Plan loan if the loan would disqualify the employee from obtaining other necessary financing.

               7.2.6 Withdrawals Limited to Once in 12 Months. Except for withdrawals described in Section 7.2.2(c), (relating to tuition payments), no more than one financial hardship withdrawal under this Section 7.2 shall be permitted during any 12 calendar months.

               7.2.7 Effect of Withdrawal on Stock Options. Notwithstanding any contrary Plan provision, a Participant shall not receive a financial hardship withdrawal under this Section
7.2 unless, for each period during which his or her active participation is suspended pursuant to Section 7.4.3(a), the Participant agrees not to exercise any option for Transamerica
Common Stock issued to him or her under a plan maintained by Transamerica or any Affiliate; provided, however, that the Participant shall be permitted to exercise any such option if the Committee determines that (a) such exercise (including a particular manner of exercise) would be consistent with the requirements of Treasury Regulation section
1.401(k)-1(d)(2)(iii)(B), as amended from time to time (the "Safe Harbor"), or (b) under the circumstances then prevailing, satisfaction of the requirements of the Safe Harbor is not necessary to ensure the continued tax qualification of the Plan. PAGE 48


          7.3 After-Tax Accounts. A Participant may make a withdrawal from his or her After-Tax Account by making a written withdrawal request on such form and in such manner as the Committee may designate. A Participant may make a withdrawal under this Section 7.3 no more than once each calendar month.

               7.3.1  Payment Amount.  The amount of any
withdrawal under this Section 7.3 shall not exceed 100% of the balance credited to the Participant's After-Tax Account. For purposes of this Section 7.3.1, the After-Tax Account balance shall be determined as of the date the withdrawal is processed by the Trustee.

          7.4 Terms and Conditions Governing Withdrawals. Any withdrawal made under Section 7.2 or 7.3 shall be subject to the following conditions:

               7.4.1  Form of Payment.  The amount of any
withdrawal under Section 7.2 or 7.3 shall be distributed in a lump sum cash payment.

               7.4.2 Priorities. A Participant may not make a financial hardship withdrawal under Section 7.2 from his or her Pre-Tax Account unless he or she has withdrawn or at the same time withdraws the entire balances credited to his or her After-Tax Account under Section 7.3.

               7.4.3  Suspension.

          (a) Notwithstanding any contrary Plan provision, the active participation of a Participant who makes a withdrawal under Section 7.2 and/or a financial hardship withdrawal from his or her pre-tax accounts (if any) under any other plan maintained by Transamerica or any Affiliate which includes a "cash or deferred arrangement" under section 401(k) of the Code shall be suspended (or further suspended if the withdrawal is made during another mandatory suspension period) as to Pre-Tax Contributions for a period of 12 months.

          (b) Notwithstanding any contrary Plan provision, the active participation of a Participant who makes a withdrawal under 7.3 shall not be suspended (or further suspended) on account of such withdrawal. Effective January 1, 1993, any suspension applied to a Participant because he or she made a withdrawal from an After-Tax Account shall be lifted.

          7.5  Participant Loans.  Effective July 1, 1993, the
Committee shall direct the Trustee to make loans to Participants who are (a) Employees (other than Inactive Employees) and/or (b)
"parties in interest" under ERISA section 3(14) with respect to
PAGE 49


the Plan. Such loans shall be made only in accordance with uniform and nondiscriminatory procedures adopted by the Committee (and modified by it from time to time), which procedures shall
(a) be in writing, (b) form a part of the Plan, and (c) comply with ERISA Regulation section 2550.408b-1.

                            SECTION 8
              VESTING AND TERMINATION OF EMPLOYMENT

          8.1 Vesting in Participant Contributions. A Participant's interest(s) in his or her Pre-Tax and/or After-Tax Accounts at all times shall be 100% vested and nonforfeitable. Upon termination of the Participant's employment with all Employers and Affiliates for any reason at any time, the balance(s) credited to his or her Pre-Tax and/or After-Tax Accounts shall be distributable to the Participant in the manner and at the times set forth in Section 6.

          8.2  Vesting in Employer Contributions.  A
Participant's interest in his or her Employer Account shall be vested in accordance with the following schedule:

           Number of Years           Vested Percentage
          of Vesting Service        of Employer Account

          1 but less than 2 .............   0%
          2 but less than 3 .............   0%
          3 but less than 4 .............  25%
          4 but less than 5 .............  50%
          5 or more ..................... 100%


               8.2.1  Termination and Forfeiture.  Upon
termination of the Participant's employment with all Employers and Affiliates for any reason at any time, the vested portion of his or her Employer Account shall be distributable to him or her in the manner and at the times set forth in Section 6. Effective as of August 1, 1992, the nonvested portion (if any) of his or her Employer Account shall be forfeited as of the earliest of the following dates:

          (a) The date on which the vested portion of the Participant's Account is distributed; or

          (b) The date on which the Participant incurs five (5) consecutive one-year Breaks in Service.

Any such forfeiture shall be subject to the reinstatement provisions of Section 9. All forfeitures shall be credited against subsequent Employer Contributions as provided in Section
4.6.6.
PAGE 50


               8.2.2  Full Vesting.  Notwithstanding the
foregoing, if a Participant attains Normal Retirement Age prior to termination of employment with all Employers and Affiliates, his or her interest in his or her Employer Account shall be 100% vested and nonforfeitable upon the attainment of Normal
Retirement Age.

               8.2.3  Effective Date.  The provisions of this
Section 8.2 shall apply to any Participant who has at least one Hour of Service on or after January 1, 1987 (the "Effective Date"). The vested interest of any Participant who terminated service with all Employers and Affiliates prior to the Effective Date shall be determined under the terms of the Plan as in effect on the date of his or her termination. If a Participant who terminated service prior to the Effective Date is reemployed by an Employer or Affiliate on or after the Effective Date, the provisions of this Section 8.2 shall apply only with respect to
(a) amounts not previously forfeited as of the date of reemployment, (b) amounts reinstated to his or her Employer Account after the date of reemployment in accordance with Section 9, and (c) amounts allocated to his or her Employer Account after the date of reemployment.

               8.2.4 No Decrease in Vesting. Notwithstanding any contrary Plan provision, the vested percentage of a Participant's Employer Account, as determined under this Section
8.2 as amended effective January 1, 1987, shall not at any time be less than such percentage determined without regard to such amendment.

          8.3 Transfers of Employment. The transfer of a Participant from employment with an Employer to employment with another Affiliate shall not constitute a termination of employment under the Plan. Upon termination of his or her employment with such other Affiliate (other than for transfer to employment with another Affiliate), the former Participant's employment shall be deemed then to have terminated under the Plan.

          8.4 Vesting Schedule Amendment. If the vested percentage of the Employer Account of any Participant who is credited with at least three (3) Years of Vesting Service would be less (as to future Employer Contribution allocations) as the result of either an amendment to Section 8.2 or the Plan's becoming and thereafter ceasing to be a Top-Heavy Plan (as defined in Section 14.1), then each such Participant may elect, within a reasonable time after the amendment is adopted or the cessation occurs, to have his or her vested percentage determined under the Plan without regard to the amendment or cessation. The period during which the election may be made shall begin on the date the amendment is adopted or the cessation occurs and shall PAGE 51 end on the later of (a) 60 days after such date, (b) 60 days after the amendment becomes effective, or (c) 60 days after written notice of the amendment or cessation is issued to the Participant.

                            SECTION 9
                  REPAYMENTS AND REINSTATEMENTS

          9.1  Post-1975 Forfeitures and Reinstatements.

               9.1.1 Repayment. A Rehired Employee who after 1975 suffered a forfeiture of all or a portion of his or her Employer Account, and who did not incur a one-year Break in Service or (if the forfeiture occurred after 1983) five (5) consecutive one-year Breaks in Service between the date his or her employment terminated and his or her Date of Rehire, shall be entitled, upon again becoming an Active Participant in the Plan, to repay to the Plan in cash the dollar value of the amount that was distributed to him or her.

               9.1.2  Reinstatement.  Upon making a cash
repayment in accordance with Section 9.3, the Participant shall also be entitled to reinstatement of the prior forfeiture to his or her Employer Account.

               9.1.3  Amount of Reinstatement.  The amount
reinstated to the Participant's Employer Account shall be the number of shares of Transamerica Common Stock that can be purchased with the dollar value of the forfeiture. If the Participant makes the cash repayment, his or her After-Tax Account shall reflect such amount as is attributable to the repayment and his or her Employer Account shall reflect such amount as is attributable to the reinstatement. The Participant's vested interest in the portion of his or her Employer Account attributable to the reinstatement shall be determined separately by applying the vesting schedule set forth in Section 8.2 to the portion(s) of such Account attributable to the reinstatement so as to reflect the prior distribution and repayment.

          9.2 Pre-1976 or Post-Break Forfeitures. A Rehired Employee who before 1976 suffered a forfeiture of all or a portion of his or her Employer Account, or who after 1975 suffered such a forfeiture after a one-year Break in Service or (if the forfeiture occurred after 1983) five (5) consecutive one-year Breaks in Service, shall not be entitled to repay to the Plan the amount that was distributed to him or her, and shall not be entitled to any reinstatement to his or her Employer Account of the prior forfeiture.
PAGE 52


          9.3  Repayments.  Any cash repayment permitted under
Section 9.1 must be made in one lump sum within five years after his or her Date of Rehire. The Participant shall determine in accordance with Section 4.3 how any such cash repayment shall be invested. Repayments made in accordance with this Section 9.3 shall be allocated to the Participant's After-Tax Account and shall not be taken into account for the purpose of determining the amount of any Employer Contributions under Section 4 or applying the limitations provided in Section 4.8.

               9.3.1  Special 60 Day Repayment Rule.
Notwithstanding any contrary provision of this Section 9, an Active Participant whose Date of Rehire is within 60 days after the date on which he or she received a distribution from the Plan (the "Distribution Date") may make a repayment permitted under
Section 9.1 by, within 60 days after the Distribution Date, furnishing to the Plan the Transamerica Common Stock certificate (if any) and check (if any) that were distributed to the Participant from the Plan. Amounts repaid pursuant to this
Section 9.3.1 shall be credited to the Accounts from which they were paid; provided, however, that (a) for the period during which the repaid amounts were not held in the Trust Fund, such amounts shall not be taken into account for purposes of crediting investment earnings and losses, and (b) the repaid amounts shall not again be taken into account for the purpose of determining the amount of any Employer Contributions under Section 4 or applying the limitations provided in Section 4.8.

               9.3.2  Special Rollover Repayment Rule.
Notwithstanding any contrary provision of this Section 9, an Active Participant whose Date of Rehire is within 60 days after his or her Distribution Date may, within 60 days after the Distribution Date, make a repayment permitted under Section 9.1 in the form of a rollover in the form of cash and/or Transamerica Common Stock; provided, however, that such rollover (a) otherwise is consistent with the requirements of Section 12.6, and (b) is not made from an individual retirement plan (within the meaning of section 7701(a)(37) of the Code). No repayment made in accordance with this Section 9.3.2 shall be taken into account for the purpose of determining the amount of any Employer Contributions under Section 4 or applying the limitations provided in Section 4.8.

          9.4 Reinstatement Procedure. Any reinstatement of a prior forfeiture made pursuant to Section 9.1 (a) shall be effected at the end of the calendar month in which the repayment described in Section 9.1 occurs, and (b) to the extent possible shall be charged to current forfeitures and, thereafter, to subsequent Employer Contributions.
PAGE 53


                           SECTION 10
                   ADMINISTRATION OF THE PLAN

          10.1 Plan Administrator. Transamerica is hereby designated as the administrator of the Plan (within the meaning of section 3(16)(A) of ERISA).

          10.2 Committee. The Plan shall be administered by a Committee which shall consist of not less than three (3) nor more than seven (7) members, appointed by and holding office at the pleasure of the Chief Executive Officer of Transamerica. The Committee shall have the authority to control and manage the operation and administration of the Plan as the named fiduciary under section 402(a)(1) of ERISA. Any member of the Committee may resign at any time by notice in writing mailed or delivered to the Chief Executive Officer. The Chief Executive Officer may remove any member of the Committee at any time and may fill any vacancy which exists.

          10.3 Actions by Committee. Each decision of a majority of the members of the Committee then in office shall constitute the final and binding act of the Committee. The Committee may act with or without a meeting being called or held and shall keep minutes of all meetings held and a record of all actions taken by written consent. The Committee shall meet at least two (2) times each year.

          10.4 Powers of Committee. The Committee shall have all discretion and powers necessary to supervise the administration of the Plan and to control its operation in accordance with its terms, including, but not by way of limitation, the following powers:

          (a) To interpret the provisions of the Plan and to determine, in its sole discretion, any question arising under, or in connection with the administration or operation of, the Plan;

          (b) To determine all considerations affecting the eligibility of any Employee to become an Active Participant or remain a Participant in the Plan;

          (c) To cause one or more separate Accounts to be maintained for each Participant;

          (d) To cause Employer Contributions to be credited to Active Participants' Employer Accounts;

          (e) To establish and revise an accounting method or formula for the Plan, as provided in Section 5.3;
PAGE 54


          (f) To determine the manner and form in which, and to notify the Trustee or custodian of, any distribution to be made under the Plan;

          (g) To delegate to one or more named individuals authority to grant or deny hardship withdrawal applications under Section 7.2.1 and 7.3.1;

          (h) To determine the status and rights of Participants and their spouses, beneficiaries or estates;

          (i) To instruct the Trustee or custodian with respect to matters within the jurisdiction of the Committee;

          (j) To employ such counsel, agents and advisers, and to obtain such legal, clerical and other services, as it may deem necessary or appropriate in carrying out the provisions of the Plan;

          (k) To establish, from time to time, rules for the performance of its powers and duties and for the administration of the Plan;

          (l) To designate the investments to be held in the Investment Funds and the Mutual Funds and which group pension contracts are included within the term "Transamerica
     Fixed Income Fund";

          (m) To arrange for annual distribution to each Participant of a statement of benefits accrued under the Plan;

          (n) To establish rules and regulations by which requests for Plan information from Participants are processed expeditiously and completely;

          (o) To notify each terminated Participant of his or her vested interest under the Plan;

          (p) To publish a claims and appeal procedure satisfying the minimum standards of section 503 of ERISA pursuant to which Participants or their spouses, beneficiaries or estates may claim Plan benefits and appeal denials of such claims; and

          (q) To delegate to any one or more of its members or to any other person, severally or jointly, the authority to perform for and on behalf of the Committee one or more of the fiduciary and/or ministerial functions of the Committee under the Plan.
PAGE 55


          10.5 Fiduciary Responsibilities. To the extent permissible under ERISA, any person may serve in more than one fiduciary capacity with respect to the Plan. Except as required by specific provisions of ERISA, no person who is a fiduciary with respect to the Plan shall be under any obligation to perform any duty or responsibility with respect to the Plan which has been specifically allocated to another fiduciary.

               10.5.1  Investment Manager Appointment.  The
Committee in its discretion may appoint, and thereafter may discharge, one or more investment managers (the "Investment Managers") to manage the investment of any designated portion or portions of the Trust Fund. In the event of any such appointment, the Trustee shall follow the instructions of the Investment Manager in investing and administering Trust Fund assets managed by the Investment Manager.

               10.5.2  Eligibility.  The person, firm or
corporation appointed as Investment Manager (a) shall be a person described in section 3(38)(B) of ERISA, (b) shall make such representations from time to time as the Committee may require in order to determine its qualifications to be appointed and to continue to serve in such capacity, and (c) shall acknowledge in writing its status as a fiduciary with respect to the Plan upon acceptance of its appointment.

          10.6 Decisions of Committee. All decisions of the Committee, and any action taken by it in respect of the Plan and within the powers granted to it under the Plan, shall be conclusive and binding on all persons, and subject to the claims and appeal procedure described in Section 10.4(p), shall be given the maximum deference permitted by law.

          10.7 Administrative Expenses. All expenses incurred in the administration of the Plan by the Committee, or otherwise, including legal and Trustee's fees and expenses, shall be paid and borne by the Employers, provided that the Committee may, to the extent not inconsistent with ERISA, direct payment of such expenses from the Trust Fund upon discontinuance of contributions or termination of the Plan.

          10.8 Eligibility to Participate. No member of the Committee who is also an Employee shall be excluded from participating in the Plan if otherwise eligible, but he or she shall not be entitled, as a member of the Committee, to act or pass upon any matters pertaining specifically to his or her own Account under the Plan.

          10.9 Indemnification. Each of the Employers shall, and hereby does, indemnify and hold harmless any of its Employees, officers or directors who may be deemed to be a fiduciary of the PAGE 56


Plan, and the members of the Committee, from and against any and all losses, claims, damages or liabilities (including attorneys' fees and amounts paid, with the approval of the Board of Directors, in settlement of any claim) arising out of or resulting from the implementation of a duty, act or decision with respect to the Plan, so long as such duty, act or decision does not involve gross negligence or willful misconduct on the part of any such individual.

          10.10 Purchases of Transamerica Common Stock.
Effective as of May 1, 1991, the Trustee shall purchase shares of Transamerica Common Stock directly from Transamerica. All purchases of Transamerica Common Stock from Transamerica shall be for no more than adequate consideration, as defined in Section 3(18) of ERISA, which shall be deemed to be the mean between the highest and lowest sales prices reported on the NASDAQ consolidated transaction reporting system (or if not so reported, the principal market on which Transamerica Common Stock is traded) on the same day as the Trustee's purchase from Transamerica. Notwithstanding the foregoing, the Management Development and Compensation Committee of the Board of Directors shall be authorized (without further amendment of the Plan) to
(a) direct the Trustee to discontinue or resume purchases of Transamerica Common Stock directly from Transamerica and to discontinue or resume purchases in the open market; and
(b) determine and direct the Trustee that another method for determining adequate consideration shall be used.


                           SECTION 11
                  TRUST FUND AND CONTRIBUTIONS

          11.1 Trust Fund. Subject to the provisions of Section 12.1, all Employer Contributions shall be deposited in the Trust Fund for the purposes provided in the Plan. All assets of the Plan shall be held in the Trust Fund and administered in trust by the Trustee under and subject to the terms of the Plan and the Trust Agreement under which the Trust Fund is maintained from time to time. The Trust Agreement shall be deemed a part of the Plan. All obligations and liabilities of the Trustee shall be governed solely by the provisions of the Trust Agreement.

          11.2 No Diversion of Assets.  Each Employee,
Participant, beneficiary and other person receiving or entitled to receive benefits under the Plan shall look solely to the assets of the Trust Fund or assets of the Plan held by the custodian for distributions under the Plan. Notwithstanding any contrary Plan provision, at no time shall any assets of the Plan be used for, or diverted to, purposes other than for the exclusive benefit of Employees, Participants, beneficiaries and other persons receiving or entitled to receive benefits or PAGE 57 payments under the Plan. Except to the limited extent permitted by Sections 4.8.5(c) and 11.3, no assets of the Plan shall ever revert to or become the property of the Employers.

          11.3 Continuing Conditions on Employer Contributions. Any obligation to contribute Pre-Tax Contributions and/or to make Employer Contributions to the Trust Fund is hereby conditioned upon the continued qualification of the Plan under section 401(a) of the Code and the exempt status of the Trust Fund under section 501(a) of the Code and upon the deductibility of such Pre-Tax and/or Employer Contributions under section 404(a) of the Code. That portion of any Pre-Tax or Employer Contribution which is contributed or made by reason of a good faith mistake of fact, or by reason of a good faith mistake in determining the deductibility of such Contribution, shall be returned to the Employer as promptly as practicable, but not later than one year after the contribution was made or the deduction was disallowed (as the case may be). The amount returned pursuant to the preceding sentence shall be an amount equal to the excess of the amount actually contributed over the amount that would have been contributed if the mistake had not been made; provided, however, that gains attributable to the returnable portion shall be retained in the Trust Fund; and provided, further, that the returnable portion shall be reduced (a) by any losses attributable thereto and (b) to avoid a reduction in the balance of any Participant's Account below the balance that would have resulted if the mistake had not been made.

                           SECTION 12
               MODIFICATION OR TERMINATION OF PLAN

          12.1 Employers' Obligations Limited. The Plan is voluntary on the part of the Employers, and the Employers shall have no responsibility to satisfy any liabilities under the Plan. Furthermore, the Employers do not guarantee to continue the Plan, and Transamerica at any time may, by appropriate amendment of the Plan, suspend Employer Contributions or may discontinue Employer Contributions, with or without cause. Complete discontinuance of all Pre-Tax and Employer Contributions shall be deemed a termination of the Plan. If Employer Contributions are suspended, each Participant shall be notified of the suspension and each Active Participant may thereupon suspend his or her Pre-Tax Contributions without any penalty for the period during which Employer Contributions are suspended.

          12.2 Right to Amend or Terminate.  The Board of
Directors reserves the right to alter, amend or terminate the Plan, or any part thereof, in such manner as it may determine for any reason whatsoever.
PAGE 58


               12.2.1  Committee Amendment Power.
Notwithstanding the foregoing, any alteration or amendment to the Plan may be effected by action of the Committee if the present value of the future costs resulting from such alteration or amendment would have a financial impact of less than $500,000 on a consolidated basis. Any such alteration or amendment adopted by the Committee shall be subject to the approval of the Chief Executive Officer of Transamerica (or his or her delegate), unless the present value of the future costs resulting from such alteration or amendment would have a financial impact of $50,000 or less on a consolidated basis.

               12.2.2  Limitations.  Any such alteration,
amendment or termination shall take effect upon the date indicated in the document embodying such alteration, amendment or termination, provided that (a) no such alteration or amendment shall divest any portion of an Account that is then vested under the Plan; (b) any alteration, amendment or termination of the Plan or any part thereof shall be subject to Section 11.2 with respect to the restriction against diversion of the assets of the Plan; and (c) no amendment of the Plan which would increase the limit on Employer Contributions above the amount provided in
Section 4.6 shall be made effective unless such amendment has first been approved by the holders of a majority of the outstanding shares of Transamerica Common Stock present in person or by proxy at the meeting at which such amendment is considered.

          12.3 Effect of Termination. If the Plan is completely or partially terminated, or if there is a complete discontinuance of Pre-Tax and Employer Contributions, then the interests of all Participants affected by such termination or discontinuance in their Employer Accounts shall become 100% vested and nonforfeitable. The balances credited to the Accounts of the affected Participants may be distributed to them in the manner and at the times set forth in Section 6.

          12.4 Disposition of Affiliates. The following provisions shall apply in connection with the disposition of Affiliates.

               12.4.1.  General.  In the event of the shut-down
of a plant or facility, the sale of substantially all of the assets used by an Affiliate in a trade or business conducted by the Affiliate, or the sale or spin-off of at least 50% of the outstanding voting stock of an Affiliate, the Chief Executive
Officer of Transamerica (in his or her discretion) may direct that (a) the interest of each Participant, who ceases to be employed by an Affiliate upon the consummation and by reason of such shut-down, sale or spin-off (an "Affected Participant") shall be 100% vested in his or her Employer Account, and/or (b) the Account balances of the Affected Participant be transferred PAGE 59 in a direct trust-to-trust transfer to a defined contribution plan maintained for the benefit of the Affected Participants after such transaction, and/or (c) to the extent permitted under section 401(k) of the Code, the vested Account balances of the Affected Participants be distributable (subject to the consent rules in Section 6.3) during a period lasting no longer than the end of the second Plan Year that begins after the date of such transaction. The Committee may adopt such procedures as it deems necessary or appropriate to effect the provisions of this Section 12.4.1, including (but not limited to) temporarily discontinuing Participants' rights to change their contribution and investment instructions and to receive withdrawals, loans, and distributions from the Plan.

               12.4.2 Delaval. The interest of each Affected Delaval Participant in his or her Employer Account shall be 100% vested as of the date of the distribution ("Distribution Date") by Transamerica of all of the shares of common stock of Transamerica Delaval Inc. For purposes of this Section 12.4.2, an "Affected Delaval Participant" shall mean a Participant who, as of the Distribution Date, is an employee of Transamerica Delaval Inc. or one of its subsidiaries.

               12.4.3  TIG.

               (a) Termination of Participation in the Plan. The members of the TIG Group shall be withdrawn as participating Employers, and all TIG Participants who are employed by a member of the TIG Group shall cease active participation in the Plan, on the earlier of (i) the end of the last full pay period prior to the Public Offering Date, or (ii) the date that the TIG SSP becomes effective.

               (b)  Vesting.  Effective as of the Public Offering
     Date, each TIG Participant who was employed by a member of the TIG Group on or after July 1, 1992 shall be 100% vested in his or her Employer Account.

               (c) Plan-to-Plan Transfer. Transamerica shall cause the Account balances of all TIG Participants to be transferred in a plan-to-plan transfer to the TIG SSP in accordance with the provisions of Section 3 of the Benefits Agreement.

               (d)  Definitions.  For purposes of applying this
     Section 12.4.3, the following terms shall have the following meanings:

               (i)  "Benefits Agreement" shall mean the Employee
          Benefits and Compensation Allocation Agreement dated as of January 28, 1993, between Transamerica and Holdings, including any amendments thereto.
PAGE 60


              (ii)  "Holdings" shall mean TIG Holdings, Inc., a
          Delaware corporation.

             (iii)  "TIG Group" shall mean (i) Transamerica
          Insurance Group, a California corporation, and its subsidiaries, and (ii) Holdings and its subsidiaries.

              (iv) "TIG Participant" shall mean a Participant who is employed by a member of the TIG Group at any time prior to the Public Offering Date, but not including any Participant who, on the day before the Public Offering Date (1) is an employee of an Affiliate not in the TIG Group, and (2) is not primarily employed by a member of the TIG Group.

               (v) "TIG SSP" shall mean the defined contribution plan established by a member of the TIG Group in accordance with Section 3 of the Benefits Agreement.

              (vi) "Public Offering Date" shall mean the date of the initial public offering of the stock of Holdings.

          12.5 Acquisition of Affiliates. The following provisions shall apply in connection with the acquisition of Affiliates.

               12.5.1 General. In the event of the acquisition by Transamerica or another Affiliate of substantially all of the assets used by an employer in a trade or business conducted by such employer or the acquisition by Transamerica or another
Affiliate of more than 50% of the outstanding voting stock of an employer or its affiliate, the Committee (in its discretion)
(a) may authorize the acceptance, from a defined contribution plan maintained for the benefit of employees of the seller or its affiliates (the "Seller's Plan"), of direct trust-to-trust transfers of the account balances of individuals who become
Employees upon the consummation and by reason of the acquisition
(the "Acquired Employees"), subject to the provisions of Section 12.6.2; (b) may authorize the acceptance of rollover contributions by the Acquired Employees of distributions they receive from the Seller's Plan, subject to the limitations imposed by section 402(c) and related provisions of the Code;
(c) may provide for the administration and subsequent distribution of amounts transferred or contributed pursuant to
(a) and/or (b) above pending the occurrence of a distribution event described in Section 6.1 with respect to each Acquired
Employee; and (d) subject to the approval of the Chief Executive Officer of Transamerica, and subject to such terms and conditions as the Committee may impose, may grant past service credit to the Acquired Employees for purposes of determining eligibility to participate and/or vesting under the Plan, such that the service PAGE 61 of such Acquired Employees with the acquired business prior to the date of acquisition is recognized to the same extent that such service would have been recognized had it been with Transamerica. The Committee shall have all powers necessary or appropriate to the orderly administration of this Section 12.5, including the power to direct the sale of any assets transferred or contributed to the Plan in kind.

               12.5.2 Fairmont Acquisition. Effective May 21, 1987, for purposes of determining eligibility to participate and vesting hereunder, in the case of any individual who was employed by Fairmont Financial, Inc., a California corporation, or one of its subsidiaries (the "Fairmont Group") on May 21, 1987, employment with any member of the Fairmont Group prior to May 21, 1987 shall be recognized to the same extent that such employment would have been recognized had it been with Transamerica.

               12.5.3 BWAC Acquisition. Effective October 31, 1987, for purposes of determining eligibility to participate and vesting hereunder, in the case of any individual who was employed by BWAC Inc., a Delaware corporation, or one of its subsidiaries (the "BWAC Group") on October 31, 1987, employment with any member of the BWAC Group prior to October 31, 1987 shall be recognized to the same extent that such employment would have been recognized had it been with Transamerica.

               12.5.4  Commercial Acquisition.  Effective
December 1, 1987, for purposes of determining eligibility to participate and vesting hereunder, in the case of any individual who was employed by Commercial Risk Underwriters Insurance Company, a Nevada corporation ("Commercial") on December 1, 1987, employment with Commercial prior to December 1, 1987 shall be recognized to the same extent that such employment would have been recognized had it been with Transamerica.

               12.5.5 TIFCO Acquisition. Notwithstanding any contrary provisions of the Plan, any individual who, on October 31, 1988, was employed by TIFCO, Inc., a Maryland corporation, and was eligible to participate in the Thrift Plan for Employees of Alexander & Alexander Services Inc. and Subsidiaries on that date, shall be eligible to become an active participant in the Plan as of November 1, 1988.

          12.6 Transfers and Rollover Contributions. Subject to the provisions of Section 12.6.5, the Committee may direct the Trustee to accept a transfer to the Trust Fund of assets held by or for the benefit of any Eligible Employee who is, or will become (upon satisfaction of the service requirement of Section
3.1), a Participant of this Plan, (a) except as otherwise provided in Section 12.6.2, directly from the trustee or custodian of, or the issuer of an annuity contract which funds, PAGE 62 another plan which is qualified under section 401(a) or 403(a) of the Code, or (b) if the transfer of such assets to the Trust Fund qualifies as a rollover under section 402(c), 403(a)(4) or 408(d)(3)(A)(ii) of the Code, directly from such Participant.
Any such transfer shall be made (if at all) in the form of cash (or its equivalent), provided that a transfer made pursuant to clause (a) may be made in kind if and to the extent such in-kind transfer is acceptable to the Trustee and approved by the Committee. A transfer made pursuant to clause (a) may be either a plan-to-plan transfer of assets and liabilities, or a direct transfer of an eligible rollover distribution pursuant to section 401(a)(31) of the Code.

               12.6.1 Rollover Account. Assets transferred to the Trust Fund pursuant to this Section 12.6 shall be credited to a separate subaccount for the Participant which shall be his or her "Rollover Account." A Participant's interest in his or her Rollover Account shall be fully (100%) vested and nonforfeitable at all times. Each Rollover Account shall be subject to all withdrawal and distribution provisions applicable to Pre-Tax Accounts.

               12.6.2 Impermissible Transfers. The Committee shall not direct the Trustee to accept a transfer to the Trust Fund from another plan pursuant to Section 12.6(a) if such transfer would cause the Plan to become a Transferee Plan. For purposes of this Section 12.6.2, "Transferee Plan" shall mean a plan which receives a direct or indirect transfer of assets from a plan (in a transfer which is a plan-to-plan transfer of assets and liabilities rather than a direct transfer of an eligible rollover distribution pursuant to section 401(a)(31) of the Code) which is a defined benefit plan, money purchase pension plan, or other plan which is required to provide automatic survivor benefits pursuant to section 401(a)(11) of the Code, and shall include any plan which itself receives a direct or indirect transfer of assets from a Transferee Plan.

               12.6.3 Nonqualifying Rollovers. If it is later determined that a transfer to the Trust Fund made pursuant to
Section 12.6(a) or (b) that was intended to qualify as a rollover did not in fact qualify as a rollover under section 402(c), 403(a)(4) or 408(d)(3)(A)(ii) of the Code, then the balance credited to the Participant's Rollover Account shall immediately be (a) segregated from all other Plan assets, (b) treated as a nonqualified trust established by and for the benefit of the Participant, and (c) distributed to the Participant. Such a nonqualifying rollover shall be deemed never to have been a part of the Trust Fund.
PAGE 63


                           SECTION 13
             VOTING OF SHARES AND GENERAL PROVISIONS

          13.1 Voting of Shares; Tender or Exchange Offers.
Subject to the provisions of Section 13.2, the following provisions shall apply with respect to voting, tender and exchange offers.

               13.1.1 Voting of Shares. Whenever any proxies or consents are solicited from the shareholders of Transamerica Common Stock, each Participant (or, in the event of death, his or her beneficiary) whose Account is credited with any shares of Transamerica Common Stock shall have the right to direct the Trustee or custodian (as appropriate) in writing as to the manner in which such shares shall be voted. The Trustee, other person designated by Transamerica (but not otherwise affiliated with Transamerica) to solicit and/or tabulate votes of Transamerica shareholders generally (a "Recordkeeper") or custodian (as appropriate) shall utilize its best efforts to distribute or cause to be distributed in a timely manner to each Participant (or beneficiary) a copy of the proxy solicitation material sent to shareholders, together with a form addressed to the Trustee, Recordkeeper or custodian soliciting the Participant's (or beneficiary's) confidential, written instructions as to the manner in which such shares shall be voted. If such instructions are sent to a Recordkeeper, the Recordkeeper shall communicate the instructions to the Trustee. Upon receipt of such instructions, the Trustee or custodian shall vote such shares as instructed. Shares of Transamerica Common Stock (a) as to which the Trustee or custodian receives no voting instructions, or
(b) which are held in the Trust Fund but are not credited to any Participant's (or beneficiary's) Account, shall be voted by the Trustee in the same proportion as shares are to be voted pursuant to the written voting instructions received by the Trustee or custodian (as appropriate).

               13.1.2  Tender or Exchange Offers.  Each
Participant (or, in the event of death, his or her beneficiary) whose Account is credited with any shares of Transamerica Common
Stock shall have the right to direct the Trustee in writing as to the manner in which to respond to a tender or exchange offer with respect to such shares. The Trustee or, if Transamerica so elects, a Recordkeeper (as defined in Section 13.1.1) shall utilize its best efforts to distribute or cause to be distributed in a timely manner to each Participant (or beneficiary) such information as will be distributed to shareholders of Transamerica Common Stock in connection with any such tender or exchange offer, together with a form addressed to the Trustee or Recordkeeper soliciting the Participant's (or beneficiary's) confidential, written instructions as to whether such shares shall be tendered or exchanged. If such instructions are sent to PAGE 64 a Recordkeeper, the Recordkeeper shall communicate the instructions to the Trustee. If the Trustee receives no written directions from a Participant (or beneficiary) as to the manner in which to respond to such a tender or exchange offer, the Trustee shall not tender or exchange any shares of Transamerica Common Stock credited to the Account of the Participant (or beneficiary). Shares of Transamerica Common Stock which are held in the Trust Fund but are not credited to the Account of any Participant (or beneficiary) shall be tendered or exchanged by the Trustee in the same proportion as the shares which are credited to the Accounts of Participants (or beneficiaries) are to be tendered or exchanged.

          13.2 Named Fiduciary Status; Confidentiality. Notwithstanding anything in the Plan to the contrary, for purposes of Section 13.1, each Participant (or, in the event of death, his or her beneficiary) shall be deemed to be a "named fiduciary" (within the meaning of section 402(a) of ERISA) with respect to the shares of Transamerica Common Stock (as appropriate) as to which such Participant (or beneficiary) has the right of direction regarding voting, tender or exchange. The directions received by the Trustee and any Recordkeeper (as defined in Section 13.1.1) from the Participants (or beneficiaries) shall be held by the Trustee or Recordkeeper in strict confidence and shall not be divulged or released to any person, including employees, officers or directors of Transamerica or any other Employer or Affiliate; provided, however, that, to the extent necessary for the operation of the Plan, such directions may be relayed by the Trustee to a recordkeeper or auditor for the Plan which recordkeeper or auditor (i) is not an Employer or Affiliate, and (ii) agrees not to divulge such directions to any other person, including employees, officers or directors of Transamerica or any other Employer or Affiliate.

          13.3 Plan Information. Each Participant shall be advised of the general provisions of the Plan and, upon written request addressed to the Committee, shall be furnished with any information requested, to the extent required by applicable law, regarding his or her status, rights and privileges under the Plan.

          13.4 Inalienability. Except to the extent otherwise directed by a domestic relations order which the Committee determines is a qualified domestic relations order (within the meaning of section 414(p) of the Code) or mandated by applicable law, in no event may either a Participant, a former Participant or his or her spouse, beneficiary or estate sell, transfer, anticipate, assign, hypothecate, or otherwise dispose of any right or interest under the Plan; and such rights and interests shall not at any time be subject to the claims of creditors nor be liable to attachment, execution or other legal process. PAGE 65


          13.5 Rights and Duties. No person shall have any rights in or to the Trust Fund or other assets of the Plan, or under the Plan, except as, and only to the extent, expressly provided for in the Plan. To the maximum extent permissible under section 410 of ERISA, neither the Employers, the Trustee, the custodian nor the Committee shall be subject to any liability or duty under the Plan except as expressly provided in the Plan, or for any action taken, omitted or suffered in good faith.

          13.6 No Enlargement of Employment Rights. Neither the establishment or maintenance of the Plan, the making of any Employer Contributions nor any action of any Employer or the Trustee, custodian or Committee, shall be held or construed to confer upon any individual any right to be continued as an Employee nor, upon dismissal, any right or interest in the Trust Fund or other assets of the Plan other than as provided in the Plan. Each Employer expressly reserves the right to discharge any Employee at any time, with or without cause.

          13.7 Apportionment of Costs and Duties. All acts required of the Employers under the Plan may be performed by Transamerica for itself and its Affiliates, and the costs of the Plan shall be equitably apportioned among Transamerica and the other Employers. Whenever an Employer is permitted or required under the terms of the Plan to do or perform any act, matter or thing, it shall be done and performed by any officer or employee of the Employer who is thereunto duly authorized by the board of directors of the Employer.

          13.8 Merger, Consolidation or Transfer. This Plan shall not be merged or consolidated with any other plan, nor shall there be any transfer of any assets or liabilities from this Plan to any other plan, unless immediately after such merger, consolidation or transfer, each Participant's accrued benefit, if such other plan were then to terminate, is at least equal to the accrued benefit to which the Participant would have been entitled if this Plan had been terminated immediately before such merger, consolidation or transfer.

          13.9 Applicable Law. The provisions of the Plan shall be construed, administered and enforced in accordance with ERISA and, to the extent applicable, the laws of the State of California.

          13.10 Severability. If any provision of the Plan is held invalid or unenforceable, its invalidity or unenforceability shall not affect any other provisions of the Plan, and the Plan shall be construed and enforced as if such provision had not been included.
PAGE 66


          13.11 Captions. The captions contained in and the table of contents prefixed to the Plan are inserted only as a matter of convenience and for reference and in no way define, limit, enlarge or describe the scope or intent of the Plan nor in any way shall affect the construction of any provision of the Plan.

          13.12 Independent Appraiser. In the event that Transamerica Common Stock ceases to be readily tradeable on an established securities market, all valuations of such Stock with respect to activities carried on by the Plan shall be made by an independent appraiser meeting requirements similar to those contained in Treasury regulations under section 170(a)(1) of the Code.

          13.13 Transactions With Disqualified Persons. The value of any assets involved in a transaction between the Plan and a "disqualified person" (within the meaning of Code section
4975(e)(2)) shall be determined as of the date of the transaction.

                           SECTION 14
                         TOP-HEAVY PLAN

          14.1 Top-Heavy Plan Status. Notwithstanding any contrary Plan provision, the provisions of this Section 14 shall apply with respect to any Plan Year beginning after 1983 for which the Plan is a top-heavy plan (within the meaning of section 416(g) of the Code) (a "Top-Heavy Plan"). The Committee, acting on behalf of all Employers, shall determine as to each Plan Year whether or not the Plan is a Top-Heavy Plan for that Plan Year. For purposes of making that determination as to any Plan Year,
(a) the date as of which the determination is made and the applicable valuation date shall be the last business day of the immediately preceding Plan Year; (b) this Plan shall be aggregated with each other qualified plan of any Employer or Affiliate (1) in which a key employee (within the meaning of section 416(i)(1) and (5) of the Code) participates, and/or
(2) which enables this Plan or any plan described in clause (1) of this sentence to meet the requirements of section 401(a)(4) or 410 of the Code; (c) this Plan may be aggregated with any other qualified plan of any Employer or Affiliate, which plan is not required to be aggregated under clause (b) of this sentence, if the resulting group of plans would continue to meet the requirements of sections 401(a)(4) and 410 of the Code;
(d) rollover contributions and other similar transfers shall be excluded as provided in section 416(g)(4)(A) of the Code;
(e) distributions during the 5-year period ending on the determination date shall be taken into account to the extent required under section 416(g)(3) of the Code; (f) the benefits of Participants who were key employees (within the meaning of PAGE 67 section 416(i)(1) of the Code) in a prior Plan Year but are non-key employees (within the meaning of section 416(i)(2) of the Code) for the Plan Year in which the determination is made, shall not be taken into account as provided in section 416(g)(4)(B) of the Code; and (g) the Accounts of Participants who have not performed services for an Employer during the 5-year period ending on the determination date shall not be taken into account, as provided in section 416(g)(4)(E) of the Code.

          14.2 Top-Heavy Plan Provisions. For any Plan Year for which the Plan is a Top-Heavy Plan, the following provisions shall apply:

               14.2.1 Compensation Limitation. No portion of the Compensation of any Participant for the Plan Year which exceeds $200,000 (as adjusted annually for cost of living increases in accordance with section 401(a)(17) of the Code) shall be taken into account under the Plan for any purpose other than in applying Section 4.8.

               14.2.2 Vesting Schedule. The vested percentage of each Participant's Employer Account shall be determined in accordance with the following schedule, unless such schedule provides for vesting at a rate which is less rapid than the vesting rate then in effect under Section 8.2:

     Number of Years              Vested Percentage of
     of Vesting Service             Employer Account

      Less than 2                          0%
      2 but less than 3                   20%
      3 but less than 4                   40%
      4 but less than 5                   60%
      5 but less than 6                   80%
      6 or more                          100%

          14.2.3 Minimum Allocation. The Employers shall make an additional contribution to the Employer Account of each Participant who is a non-key employee (within the meaning of section 416(i)(2) and (5) of the Code), and who is employed on the last business day of the Plan Year, regardless of whether he or she was an Active Participant for any portion of the Plan
Year. Such additional contribution shall be an amount which, when added to the Employer and Pre-Tax Contributions and forfeitures allocated to such Participant's Account for the Plan
Year pursuant to Section 4, equals 3% of his or her Total Compensation (as defined in Section 4.8.2(c), but disregarding any amount in excess of $200,000, as adjusted annually in accordance with section 401(a)(17) of the Code) for the Plan
Year; provided, however, that if the Key Employee Percentage is less than 3%, then the percentage rate at which such additional PAGE 68


Employer Contributions shall be made for that Plan Year shall be reduced from 3% to the Key Employee Percentage. The "Key Employee Percentage" shall be the largest percentage computed by dividing (a) the amount of the regular Employer and Pre-Tax Contributions and forfeitures allocated for that Plan Year to the Account of each Participant who is a key employee (within the meaning of section 416(i)(1) and (5) of the Code), by (b) the amount of his or her Total Compensation (as defined above) for the Plan Year. In no event shall such portion of a Participant's Employer Account as is attributable to any minimum allocation made under this Section 14.2.3 be subject to forfeiture solely by reason of any withdrawal from the Participant's Pre-Tax Account.

               14.2.4 Defined Benefit Plan. With respect to each Participant who is also a participant in a qualified defined benefit plan maintained by any Employer or Affiliate, the 1.25 multiplier set forth in Section 4.8.4(a)(2)(ii) and (b)(2)(B) shall be reduced to 1.0 and $41,500 shall be substituted for $51,875 in applying the transitional rule under section 415(e)(6) of the Code as described in the first sentence of Section 4.8.5, unless for the Plan Year (a) the aggregation group of which the Plan is a member is not "super top-heavy" (within the meaning of section 416(h)(2)(B) of the Code) and (b) 7.5% is substituted for each reference to 3% in applying Section 14.2.3.

                            EXECUTION

          IN WITNESS WHEREOF, Transamerica, by its duly authorized officers, has executed this restated Plan on the date indicated below.

                              TRANSAMERICA CORPORATION




Dated:  ________________      By _________________________
                                 Title:



Dated: _________________      And By _____________________
                                     Title:
PAGE 69


                           APPENDIX A

Sections Effective January 1, 1987

2.19
4.1.3
4.1.4
4.1.5
4.1.6
4.1.7 [except paragraph (c) thereof]
4.1.8
4.2.4
4.2.5
4.6.1
4.6.2
4.6.3
4.6.4
4.6.5
4.6.6
4.6.7
4.8
8.2


Sections Effective January 1, 1989

2.37.2
4.1.7(c)
8.4